SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

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[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 240.14a-12

Aetna Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2005 Aetna Inc.
Notice of Annual Meeting and
Proxy Statement

Aetna Inc. 151 Farmington Avenue Hartford, Connecticut 06156	John W. Rowe, M.D. Chairman and Chief Executive Officer
To Our Shareholders:
Aetna Inc.’s 2005 Annual Meeting of Shareholders will be held on Friday, April  29, 2005, at 10:00 a.m. at the Four Seasons Hotel, One Logan Square, Philadelphia, Pennsylvania, and I hope you will attend.
This booklet includes the Notice of the Annual Meeting and Aetna’s 2005 Proxy Statement. The Proxy Statement provides information about Aetna in addition to describing the business we’ll conduct at the meeting.
At the meeting, in addition to specific agenda items, I will discuss generally the operations of Aetna. I welcome any questions you have concerning Aetna and will provide time during the meeting for questions from shareholders.
If you are unable to attend the Annual Meeting, it is still important that your shares be represented. Please vote your shares promptly.
John W. Rowe, M.D.
Chairman and Chief Executive Officer
March 21, 2005

Aetna Inc. 151 Farmington Avenue Hartford, Connecticut 06156	William J. Casazza Senior Vice President and Corporate Secretary
Notice of Annual Meeting of Shareholders of Aetna Inc.
NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Aetna Inc. will be held at the Four Seasons Hotel, One Logan Square, Philadelphia, Pennsylvania, on Friday, April 29, 2005, at 10:00 a.m. for the following purposes:

1.	To elect the Board of Directors for the coming year;

2.	To approve the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the current calendar year;

3.	To approve the continued use of certain performance criteria under the Aetna Inc. 2000 Stock Incentive Plan;

4.	To approve the continued use of certain performance criteria under the Aetna Inc. 2001 Annual Incentive Plan;

5.	To consider and act on two shareholder proposals, if properly presented at the meeting; and

6.	To transact any other business that may properly come before the meeting or any adjournment thereof.
The Board of Directors has fixed the close of business on February 25, 2005 as the record date for determination of the shareholders entitled to vote at the Annual Meeting or any adjournment thereof.
The Annual Meeting is open to all shareholders as of the close of business on the February 25, 2005 record date or their authorized representatives. Complimentary valet parking at the Four Seasons Hotel will be available for all persons to whom the Annual Meeting is open.
We ask that you signify your intention to attend by checking the appropriate box on your proxy card. In lieu of issuing an admission ticket, your name will be placed on a shareholder attendee list, and you will be asked to register and present photo identification before being admitted to the Annual Meeting. If you hold your shares through a broker, bank or other holder of record and plan to attend, you must send a written request to attend along with proof that you own the shares (such as a copy of your brokerage or bank account statement for the period ending February 25, 2005) to Aetna’s Corporate Secretary at 151 Farmington Avenue, RE4K, Hartford, CT 06156. The Annual Meeting will be audiocast live on the Internet at www.aetna.com/investor.
It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares by one of the following methods: vote over the Internet or by telephone using the instructions on the enclosed proxy card (if these options are available to you), or mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope furnished for that purpose. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously voted.
This Proxy Statement and the Company’s 2004 Annual Report, Financial Report to Shareholders and 2004 Annual Report are available on Aetna’s Internet site at www.aetna.com/ investor/ proxy.htm and www.aetna.com/investor/annualrept.htm, respectively.
By order of the Board of Directors,
William J. Casazza
Senior Vice President and Corporate Secretary
March 21, 2005

AETNA INC.
151 FARMINGTON AVENUE, HARTFORD, CONNECTICUT 06156
MARCH 21, 2005
PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON FRIDAY, APRIL 29, 2005
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND
THE ANNUAL MEETING

Q:	WHY AM I RECEIVING THESE MATERIALS?
A: The Board of Directors (the “Board”) of Aetna Inc. (“Aetna”) is providing these proxy materials to you in connection with the solicitation by the Board of proxies to be voted at Aetna’s Annual Meeting of Shareholders that will take place on April 29, 2005, and any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement. These proxy materials and the enclosed proxy card are being mailed to shareholders on or about March 21, 2005.

Q:	WHAT INFORMATION IS CONTAINED IN THESE MATERIALS?
A: This Proxy Statement provides you with information about Aetna’s governance structure, the nominating process, the proposals to be voted on at the Annual Meeting, the voting process, the compensation of Directors and our most highly paid executive officers, and certain other required information.

Q:	WHAT PROPOSALS WILL BE VOTED ON AT THE ANNUAL MEETING?
A: There are six proposals scheduled to be voted on at the Annual Meeting:

•	Election of Aetna’s Board of Directors for the coming year.

•	Approval of the appointment of KPMG LLP, independent registered public accounting firm, to audit the consolidated financial statements of Aetna and its subsidiaries (the “Company”) for the year 2005.

•	Approval of the continued use of certain performance criteria under the Aetna Inc. 2000 Stock Incentive Plan.

•	Approval of the continued use of certain performance criteria under the Aetna Inc. 2001 Annual Incentive Plan.

•	Consideration of a shareholder proposal relating to cumulative voting in the election of Directors, if properly presented at the Annual Meeting.

•	Consideration of a shareholder proposal relating to the expensing of stock options, if properly presented at the Annual Meeting.

Q:	WHAT ARE AETNA’S VOTING RECOMMENDATIONS?
A: The Board recommends that you vote your shares FOR each of Aetna’s nominees to the Board, FOR the approval of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2005, FOR the approval of the continued use of certain performance criteria under the Aetna Inc. 2000 Stock Incentive Plan, FOR the approval of the continued use of certain performance criteria under the Aetna Inc. 2001 Annual Incentive Plan, and AGAINST each of the two shareholder proposals.

Q:	WHICH OF MY SHARES CAN I VOTE?
A: You may vote all Aetna Inc. Common Shares, par value $.01 per share (“Common Stock”), you owned as of the close of business on February 25, 2005, the RECORD DATE. These shares include those (1) held directly in your name as the SHAREHOLDER OF RECORD, including shares purchased through Aetna’s DirectSERVICE Investment Program, and (2) held for you as the BENEFICIAL OWNER through a stockbroker, bank or other nominee.

Q:	HOW DOES THE TWO-FOR-ONE STOCK SPLIT AFFECT MY VOTING AND THE INFORMATION IN THIS PROXY STATEMENT?
A: You will be entitled to vote the number of shares you held on the RECORD DATE, which will not reflect the additional shares paid to you on March 11, 2005. All of the share-related information in this Proxy Statement is presented on a pre-stock split basis because the payment date for the stock dividend that accomplished the stock split (March 11, 2005) occurred after the RECORD DATE for the Annual Meeting (February 25, 2005). For example, the Beneficial Ownership Table on page 24, the Summary Compensation Table on page 26 and the Stock Option Grants Table on page 28 were prepared on a pre-stock split basis.

Q:	WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER?
A: Many Aetna shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially:

•	SHAREHOLDER OF RECORD — If your shares are registered directly in your name with Aetna’s Transfer Agent, EquiServe Trust Company, N.A., you are considered the shareholder of record with respect to those shares, and Aetna is sending these proxy materials directly to you. As the shareholder of record, you have the right to grant your voting proxy to the persons appointed by Aetna or to vote in person at the Annual Meeting. Aetna has enclosed a proxy card for you to use. Any shares held for you under the DirectSERVICE Investment Program are included on the enclosed proxy card.

•	BENEFICIAL OWNER — If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee on how to vote your shares and are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you bring with you to the Annual Meeting a proxy, executed in your favor, from the shareholder of record. Your broker or nominee is obligated to provide you with a voting instruction card for you to use to direct them as to how to vote your shares.

Q:	HOW CAN I VOTE MY SHARES BEFORE THE ANNUAL MEETING?
A: Whether you hold shares directly as the shareholder of record or beneficially in street name, you may vote before the Annual Meeting by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. Most shareholders have a choice of voting by using the Internet, by calling a toll-free telephone number or by completing a proxy or voting instruction card and mailing it in the postage-paid envelope provided. Please refer to the summary instructions below, and please follow carefully the instructions included on your proxy card or, for shares held in street name, the voting instruction card provided by your broker or nominee.

•	BY MAIL — You may vote by mail by signing and dating your proxy card or, for shares held in street name, the voting instruction card provided by your broker or nominee and mailing it in the enclosed, postage-paid envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign and date your proxy or voting instruction card, but do not provide instructions, your shares will be voted as described below in “WHAT IF I RETURN MY PROXY CARD OR VOTING INSTRUCTION CARD BUT DO NOT PROVIDE VOTING INSTRUCTIONS?”

•	BY INTERNET — Go to www.eproxyvote.com/aet and follow the instructions. You will need to have your proxy card (or the e-mail message you receive with instructions on how to vote) in hand when you access the Web site.

•	BY TELEPHONE — Call toll free on a touchtone telephone 1-877-779-8683 inside the United States or 1-201-536-8073 outside the United States and follow the instructions. You will need to have your proxy card (or the e-mail message you receive with instructions on how to vote) in hand when you call.
The Internet and telephone voting procedures are designed to authenticate shareholders and to allow shareholders to confirm that their instructions have been properly recorded. In order to provide shareholders of record with additional time to vote their shares while still permitting an orderly tabulation of votes, Internet and telephone voting for these shareholders will be available until 11:59 p.m. on April 28, 2005.

Q:	HOW CAN I VOTE THE SHARES I HOLD THROUGH THE 401(K) PLAN?
A: Participants in the Aetna 401(k) Plan (the “401(k) Plan”) who receive this Proxy Statement in their capacity as participants in the 401(k) Plan will receive voting instruction cards in lieu of proxy cards. The voting instruction card directs the trustee of the 401(k) Plan how to vote the shares. Shares held in the 401(k) Plan may be voted by using the Internet, by calling a toll-free telephone number or by marking, signing and dating the voting instruction card and mailing it in the postage-paid envelope provided. Shares held in the 401(k) Plan for which no directions are received are voted by the trustee of the 401(k) Plan in the same percentage as the shares held in the 401(k) Plan for which directions are received.

Q:	HOW CAN I VOTE THE SHARES I HOLD THROUGH THE EMPLOYEE STOCK PURCHASE PLAN?
A: You hold the Aetna Common Stock you acquired through Aetna’s Employee Stock Purchase Plan (the “ESPP”) as the beneficial owner of shares held in street name. You can vote these shares as described above under “HOW CAN I VOTE MY SHARES BEFORE THE ANNUAL MEETING?”

Q:	CAN I CHANGE MY VOTE?
A: Yes. For shares you hold directly in your name, you may change your vote by (1) signing another proxy card with a later date and delivering it to us before the date of the Annual Meeting (or submitting revised votes over the Internet or by telephone before 11:59 p.m. on April 28, 2005), or (2) attending the Annual Meeting in person and voting your shares at the Annual Meeting. The last-dated proxy card will be the only one that counts. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially, you may change your vote by submitting new voting instructions to your broker or nominee in a manner that allows your broker or nominee sufficient time to vote your shares.

Q:	CAN I VOTE AT THE ANNUAL MEETING?
A: Yes. You may vote your shares at the Annual Meeting if you attend in person. You may vote shares you hold directly in your name by completing a ballot at the Annual Meeting. You may only vote the shares you hold in street name at the Annual Meeting if you bring to the Annual Meeting a proxy, executed in your favor, from the shareholder of record. You may not vote shares you hold through the 401(k) Plan at the Annual Meeting.

Q:	HOW CAN I VOTE ON EACH PROPOSAL?
A: In the election of Directors, you may vote FOR all of the nominees or your vote may be WITHHELD with respect to one or more of the nominees. For all other proposals, you may vote FOR, AGAINST or ABSTAIN.

Q:	WHAT IF I RETURN MY PROXY CARD OR VOTING INSTRUCTION CARD BUT DO NOT PROVIDE VOTING INSTRUCTIONS?
A: All shares entitled to vote and represented by properly completed proxy cards received prior to the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with your instructions.
If you sign and date your proxy card with no further instructions, your shares will be voted (1) FOR the election of each of Aetna’s nominee Directors named on pages 15 through 20 of this Proxy Statement, (2) FOR the approval of KPMG LLP as the Company’s independent registered public accounting firm for 2005, (3) FOR the approval of the continued use of certain performance criteria under the Aetna Inc. 2000 Stock Incentive Plan, (4) FOR the approval of the continued use of certain performance criteria under the Aetna Inc. 2001 Annual Incentive Plan, and (5) AGAINST each of the two shareholder proposals.
If you sign and date your broker voting instruction card with no further instructions, your shares will be voted as described on your broker voting instruction card.
If you sign and date your 401(k) Plan voting instruction card with no further instructions, any shares you hold in the 401(k) Plan will be voted by the trustee of the 401(k) Plan in the same percentage as the shares held in the 401(k) Plan for which directions are received.

Q:	WHAT IF I DON’T RETURN MY PROXY CARD OR VOTING INSTRUCTION CARD?
A: Shares that you hold directly in your name will not be voted at the Annual Meeting. Shares that you beneficially own that are held in the name of a brokerage firm or other nominee may be voted in certain circumstances even if you do not provide the brokerage firm with voting instructions. Under New York Stock Exchange (“NYSE”) rules, brokerage firms have the authority to vote shares for which their customers do not provide voting instructions on certain routine matters. The election of Directors, the approval of KPMG LLP as the Company’s independent registered public accounting firm for 2005, the approval of the continued use of certain performance criteria under Aetna’s 2000 Stock Incentive Plan, and the approval of the continued use of certain performance criteria under Aetna’s 2001 Annual Incentive Plan are considered routine matters for which brokerage firms may vote unvoted shares. The two shareholder proposals to be voted on at the Annual Meeting are not considered routine under the applicable rules, and therefore brokerage firms may not vote unvoted shares on those proposals. Any unvoted shares you hold through Aetna’s 401(k) Plan will be voted by the trustee of the 401(k) Plan in the same percentage as the shares held in the 401(k) Plan for which directions are received.

Q:	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY OR VOTING INSTRUCTION CARD?
A: It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:	WHAT SHOULD I DO IF I WANT TO ATTEND THE ANNUAL MEETING?
A: The Annual Meeting is open to all shareholders as of the close of business on the February 25, 2005 RECORD DATE or their authorized representatives. We ask that you signify your intention to attend by checking the appropriate box on your proxy card. In lieu of issuing an admission ticket, your name will be placed on a shareholder attendee list, and you will be asked to register and present photo identification before being admitted to the Annual Meeting. If your shares are held in street name and you plan to attend, you must send a written request to attend along with proof that you own the shares (such as a copy of your brokerage or bank account statement for the period ending February  25, 2005) to Aetna’s Corporate Secretary at 151 Farmington Avenue, RE4K, Hartford, CT 06156.

Q:	CAN I LISTEN TO THE ANNUAL MEETING IF I DON’T ATTEND IN PERSON?
A: Yes. You can listen to the live audio webcast of the Annual Meeting by logging on to Aetna’s Internet Web site at www.aetna.com/investor and then clicking on the link to the webcast.

Q:	WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?
A: We will publish the voting results of the annual meeting in a press release promptly after the votes are finalized and in a Quarterly Report on Form 10-Q.

Q:	WHAT CLASS OF SHARES IS ENTITLED TO BE VOTED?
A: Each share of Aetna’s Common Stock outstanding as of the close of business on February 25, 2005, the RECORD DATE, is entitled to one vote at the Annual Meeting. Shares of Common Stock distributed on March 11, 2005 as a result of the stock split are not entitled to vote at the Annual Meeting. At the close of business on February 25, 2005, we had 147,016,830 shares of Common Stock outstanding.

Q:	HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?
A: A majority of the shares of Common Stock outstanding as of the close of business on February 25, 2005 must be present in person or by proxy for us to hold the Annual Meeting and transact business. This is referred to as a quorum. Both abstentions and broker nonvotes are counted as present for the purpose of determining the presence of a quorum. Generally, broker nonvotes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the proposal is not a routine matter, and the broker has not received voting instructions from the beneficial owner of the shares.

Q:	WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS AND HOW WILL VOTES BE COUNTED?
A: Under Pennsylvania corporation law and Aetna’s Articles of Incorporation and By-Laws, the approval of any corporate action taken at a shareholder meeting is based on votes cast. “Votes cast” means votes actually cast “for” or “against” a particular proposal, whether by proxy or in person. Abstentions and broker nonvotes are not considered “votes cast.” Directors are elected by a plurality of votes cast. Shareholder approval of each of the other five proposals to be considered at the Annual Meeting occurs if the votes cast in favor of the proposal exceed the votes cast against the proposal. If you are a beneficial owner and do not provide the shareholder of record with voting instructions, your shares may constitute broker nonvotes, as described above in “HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?”

Q:	WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE ANNUAL MEETING?
A: Aetna will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials, except that you will pay certain expenses for Internet access if you choose to access these proxy materials over the Internet. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our Directors, officers and employees, none of whom will receive any additional compensation for such solicitation activities. We also have hired Georgeson Shareholder Communications Inc. to assist us in the distribution of proxy materials and the solicitation of votes for a fee of $17,500 plus reasonable out-of-pocket expenses for these services. We also will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to beneficial owners of Aetna Common Stock and obtaining their voting instructions.

Q:	DOES AETNA OFFER SHAREHOLDERS THE OPTION OF VIEWING ANNUAL REPORTS TO SHAREHOLDERS AND PROXY STATEMENTS VIA THE INTERNET?
A: Yes. Aetna offers shareholders of record the option to view future annual reports to shareholders and proxy statements via the Internet instead of receiving paper copies of these documents in the mail. The 2005 Aetna Inc. Notice of Annual Meeting and Proxy Statement and Aetna’s 2004 Annual Report, Financial Report to Shareholders and 2004 Annual Report are available on Aetna’s Internet Web site at www.aetna.com/investor/proxy.htm and www.aetna.com/investor/annualrept.htm, respectively. Under Pennsylvania law, Aetna may provide shareholders who give the Company their e-mail addresses with electronic notice of its shareholder meetings as described below.
If you are a shareholder of record, you can choose this option and save Aetna the cost of producing and mailing these documents in the future by following the instructions under “HOW DO I ELECT THIS OPTION?” below. If you hold your shares through a broker, bank or other holder of record, check the information provided by that entity for instructions on how to elect to view future notices of shareholder meetings, proxy statements and annual reports over the Internet.
If you are a shareholder of record and choose to receive future notices of shareholder meetings by e-mail and view future proxy statements and annual reports over the Internet, you must supply an e-mail address, and you will receive your notice of the meeting by e-mail when those materials are posted. That notice will include instructions and contain the Internet address of those materials.
Many shareholders who hold their shares through a broker, bank or other holder of record and who elect electronic access will receive an e-mail containing the Internet address to access Aetna’s notices of shareholder meetings, proxy statements and annual reports when those materials are posted.

Q:	HOW DO I ELECT THIS OPTION?
A: If you are a shareholder of record and are interested in receiving future notices of shareholder meetings by e-mail and viewing future annual reports and proxy statements on the Internet, instead of receiving paper copies of these documents, please do the following:

(1)	You will need your account number, which can be found above your name and address on your dividend check stub, and your Social Security number, if you have a Social Security number.
(2) Go to the Web site www.econsent.com/aet.
(3) Review Important Considerations and Frequently Asked Questions.
(4) Follow the prompts.

Q:	WHAT IF I GET MORE THAN ONE COPY OF AETNA’S ANNUAL REPORT?
A: Aetna’s 2004 Annual Report, Financial Report to Shareholders is being mailed to shareholders in advance of or together with this Proxy Statement. If you hold Aetna shares in your own name and you received more than one copy of the 2004 Annual Report, Financial Report to Shareholders at your address and you wish to reduce the number of reports you receive and save Aetna the cost of producing and mailing these reports, you should contact Aetna’s Transfer Agent at 1-800-446-2617 to discontinue the mailing of reports on the accounts you select. At least one account at your address must continue to receive an annual report, unless you elect to review future annual reports over the Internet. Mailing of dividends, dividend reinvestment statements, proxy materials and special notices will not be affected by your election to discontinue duplicate mailings of annual reports. Registered shareholders may resume the mailing of an annual report to an account by calling Aetna’s Transfer Agent at 1-800-446-2617. If you own shares through a broker, bank or other holder of record and received more than one 2004 Annual Report, Financial Report to Shareholders, please contact the holder of record to eliminate duplicate mailings.

Q:	WHAT IF A DIRECTOR NOMINEE IS UNWILLING OR UNABLE TO SERVE?
A: If for any unforeseen reason any of Aetna’s nominees is not available as a candidate for Director, the persons named as proxy holders on your proxy card may vote your shares for such other candidate or candidates as may be nominated by the Board, or the Board may reduce the number of Directors to be elected.

Q:	WHAT HAPPENS IF ADDITIONAL PROPOSALS ARE PRESENTED AT THE MEETING?
A: Other than the election of Directors and the five other proposals described in this Proxy Statement, Aetna has not received proper notice of, and is not aware of, any matters to be presented for a vote at the Annual Meeting. If you grant a proxy using the enclosed proxy card, the persons named as proxies on the enclosed proxy card, or any of them, will have discretion to, and intend to, vote your shares according to their best judgment on any additional proposals or other matters properly presented for a vote at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place.

Q:	MAY I PROPOSE ACTIONS FOR CONSIDERATION AT NEXT YEAR’S ANNUAL MEETING OF SHAREHOLDERS OR NOMINATE INDIVIDUALS TO SERVE AS DIRECTORS?
A: Yes. You may submit proposals for consideration at future annual meetings, including Director nominations.

•	SHAREHOLDER PROPOSALS: In order for a shareholder proposal to be considered for inclusion in Aetna’s proxy statement for next year’s Annual Meeting, the written proposal must be RECEIVED by the Corporate Secretary no later than November 22, 2005. SUCH PROPOSALS MUST BE SENT TO: CORPORATE SECRETARY, AETNA INC., 151 FARMINGTON AVENUE, RE4K, HARTFORD, CT 06156. Such proposals also will need to comply with Securities and Exchange Commission (“SEC”) regulations regarding the inclusion of shareholder proposals in Aetna sponsored proxy materials.
In order for a shareholder proposal to be raised from the floor during next year’s Annual Meeting, the shareholder’s written notice must be RECEIVED by Aetna’s Corporate Secretary at least 90 calendar days before the date of next year’s Annual Meeting and must contain the information required by Aetna’s By-Laws. Please note that the 90-day advance notice requirement relates only to matters a shareholder wishes to bring before the Annual Meeting from the floor. It does not apply to proposals that a shareholder wishes to have included in Aetna’s proxy statement; that procedure is explained in the paragraph above.

•	NOMINATION OF DIRECTOR CANDIDATES: You may propose Director candidates for consideration by the Board’s Nominating and Corporate Governance Committee (the “Nominating Committee”). In addition, Aetna’s By-Laws permit shareholders to nominate Directors for consideration at a meeting of shareholders at which one or more Directors are to be elected. In order to make a Director nomination at next year’s Annual Meeting, the shareholder’s written notice must be RECEIVED by Aetna’s Corporate Secretary at least 90 calendar days before the date of next year’s Annual Meeting and must contain the information required by Aetna’s By-Laws. (See also “Director Qualifications” on page 13 for a description of qualifications that the Board believes are required for Board nominees.)

•	COPY OF BY-LAWS PROVISIONS: You may contact the Corporate Secretary at Aetna’s Headquarters for a copy of the relevant provisions of Aetna’s By-Laws regarding the requirements for making shareholder proposals and nominating Director candidates or visit Aetna’s Web site at www.aetna.com/governance for a copy of Aetna’s By-Laws.

Q:	MAY SHAREHOLDERS ASK QUESTIONS AT THE ANNUAL MEETING?
A: Yes. You may ask questions regarding each of the items to be voted on when those items are discussed at the Annual Meeting. Also, shareholders will have an opportunity to ask questions of general interest at the end of the Annual Meeting.

Q:	WHO COUNTS THE VOTES CAST AT THE ANNUAL MEETING?
A: Votes are counted by the teller of Aetna’s Transfer Agent who has been appointed as judge of election for the Annual Meeting. The judge will determine the number of shares outstanding and the voting power of each share, determine the shares represented at the Annual Meeting, determine the existence of a quorum, determine the validity of proxies and ballots, count all votes and determine the results of the actions taken at the Annual Meeting.
GOVERNANCE OF THE COMPANY
Aetna’s reputation for excellence and integrity is one of our Company’s most valuable assets. We have earned this reputation over the course of over 150 years by delivering quality products and services, and by adhering to the highest standards of business conduct. By having in place sound corporate governance principles, we help ensure our standards of excellence, integrity and accountability are applied to all aspects of our operations.
At Aetna, we have embraced the principles behind the Sarbanes-Oxley Act of 2002, as well as the governance rules for companies listed on the NYSE. These principles are reflected in the structure and composition of our Board of Directors and in our Committee Charters, and are reinforced through Aetna’s Code of Conduct, which applies to every employee and to our Directors. We believe sound corporate governance principles are good for our business, the industry, the competitive marketplace and for all of those who place their trust in us.
Aetna’s Corporate Governance Guidelines
Aetna’s Corporate Governance Guidelines (the “Guidelines”) provide the framework for the governance of Aetna. The governance rules for companies listed on the NYSE and those contained in the Sarbanes-Oxley Act of 2002 are reflected in the Guidelines. The Board reviews these principles and other aspects of governance periodically.
The Guidelines address the role of the Board of Directors (including advising on key strategic, financial and business objectives); the composition and selection of Directors; the functioning of the Board (including its annual self-evaluation); the Committees of the Board; the compensation of Directors; and the conduct and ethics standards for Directors, including a prohibition against any nonmanagement Director having a direct economic relationship with the Company except as authorized by the Board, and a prohibition against Company loans to, or guarantees of obligations of, Directors and their family members. The Guidelines are available at www.aetna.com/governance and in print to shareholders free of charge by calling 1-800-237-4273.

Executive Sessions
Aetna’s nonmanagement Directors meet at regularly scheduled executive sessions, without management present. During 2004, the nonmanagement Directors met six times to discuss certain Board policies, processes and practices, the performance and proposed performance-based compensation of the Chief Executive Officer, and other matters relating to the Company and the functioning of the Board. Additionally, Aetna’s independent Directors met once in 2004 to discuss the performance and proposed performance-based compensation of the Chief Executive Officer and other matters relating to the Company.
Michael H. Jordan, an independent Director, currently is the Presiding Director. Generally, the Presiding Director is responsible for coordinating the activities of the independent Directors. Among other things, the Presiding Director sets the agenda for and leads the nonmanagement and independent Director sessions held by the Board regularly, and briefs the Chairman and Chief Executive Officer on any issues arising from those sessions. The Presiding Director also acts as the principal liaison to the Chairman and Chief Executive Officer for the views, and any concerns and issues, of the independent Directors, though all Directors continue to interact one-on-one with the Chairman and Chief Executive Officer, as needed and as appropriate. The Chairman and Chief Executive Officer consults with the Presiding Director for input in setting the agenda for Board meetings and the Board meeting schedule. The Presiding Director also consults with the other Directors and advises the Chairman about the quality, quantity and timeliness of information provided to the Board and the Board’s decision-making processes.
Communications with the Board
Anyone wishing to make their concerns known to Aetna’s nonmanagement Directors or to send a communication to the entire Board may contact Michael H. Jordan, the Presiding Director, by writing to Mr. Jordan at P.O. Box 370205, West Hartford, CT 06137-0205. All such communications will be kept confidential and forwarded directly to Mr. Jordan or the Board, as applicable. To contact Aetna’s management Directors, you may write to Dr. Rowe at Aetna Inc., 151 Farmington Avenue, Hartford, CT 06156. Communications sent to Aetna’s management Directors will be delivered directly to them.
Director Independence
The Board has established guidelines (“Director Independence Standards” or “Standards”) to assist it in determining Director independence. In accordance with these Standards, the Board must determine that each independent Director has no material relationship with the Company other than as a Director. Consistent with the NYSE listing standards, the Standards specify the criteria by which the independence of our Directors will be determined, including strict guidelines for Directors and their immediate families with respect to past employment or affiliation with the Company or its external auditor. A copy of the Standards is attached hereto as Annex B and also is available at www.aetna.com/governance and in print to shareholders free of charge by calling 1-800-237-4273.
The Board has determined in its business judgment that each of the nonmanagement Directors who is standing for reelection at the Annual Meeting has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and is independent as defined in the NYSE listing standards and under Aetna’s Director Independence Standards.
Dr. Rowe and Mr. Williams are members of management and as a result are not considered independent Directors.
All members of the Audit Committee, the Committee on Compensation and Organization (the “Compensation Committee”) and the Nominating Committee are, in the business judgment of the Board, independent Directors as defined in the NYSE listing standards and in Aetna’s Director Independence Standards.

Meeting Attendance
The Board and its Committees meet throughout the year on a set schedule, and also hold special meetings from time to time, as appropriate. During 2004, the Board met eight times. The average attendance of Directors at all meetings during the year was 93%, and no Director attended less than 75% of the aggregate number of Board and Committee meetings that he or she was eligible to attend. It is the policy of the Board that Directors should be present at Aetna’s Annual Meeting of Shareholders. All of the Directors then in office attended Aetna’s 2004 Annual Meeting of Shareholders.
Aetna’s Code of Conduct
Aetna’s Code of Conduct applies to every employee and to our Directors, and is available at www.aetna.com/governance and as an exhibit to Aetna’s 2002 Annual Report on Form 10-K. The Code of Conduct is designed with the goal of ensuring that Aetna’s business is conducted in a consistently legal and ethical manner. The Code of Conduct includes policies on employee conduct, conflicts of interest and the protection of confidential information and requires strict adherence to all laws and regulations applicable to the conduct of our business. Aetna will disclose any amendments to the Code of Conduct, or waivers of the Code of Conduct relating to Aetna’s Directors, executive officers and principal financial and accounting officers or persons performing similar functions, on its Web site at www.aetna.com/governance within four business days following the date of any such amendment or waiver. To date, no waivers have been requested or granted. The Code of Conduct also is available in print to shareholders free of charge by calling 1-800-237-4273.
Board and Committee Membership; Committee Descriptions
Aetna’s Board oversees and guides the Company’s management and its business. Committees support the role of the Board on issues that benefit from consideration by a smaller, more focused subset of Directors.
The following table presents, as of March 1, 2005, the key standing Committees of the Board, the membership of such Committees and the number of times each such Committee met in 2004. Board Committee Charters adopted by the Board for each of the six Committees listed below are available at www.aetna.com/governance and in print to shareholders free of charge by calling 1-800-237-4273.

Committee

Nominating
			Compensation			Investment		and
			and			and	Medical	Corporate
Nominee/Director	Audit		Organization	Executive		Finance	Affairs	Governance

Betsy Z. Cohen			X			X	X
Barbara Hackman Franklin	X	*		X				X
Jeffrey E. Garten	X						X
Earl G. Graves	X			X				X
Gerald Greenwald			X			X		X *
Ellen M. Hancock	X							X
Michael H. Jordan			X *	X		X
Jack D. Kuehler			X	X		X *
Edward J. Ludwig	X							X
Joseph P. Newhouse	X						X
Judith Rodin				X		X	X *
John W. Rowe, M.D.				X	*		X
Ronald A. Williams						X

Number of Meetings in 2004	12		7	1		8	3	5

*	Committee Chairman

Effective April 29, 2005, Mr. Ludwig will succeed Ms. Franklin as Chairman of the Audit Committee; Ms. Franklin will succeed Mr. Greenwald as Chairman of the Nominating Committee, will become a member of the Compensation Committee and will leave the Audit Committee; Mr. Greenwald will become Chairman of the Investment Committee; Dr. Newhouse will become Chairman of the Medical Affairs Committee; and Mr. Ludwig and Dr. Newhouse will join the Executive Committee.
The functions and responsibilities of the key standing Committees of Aetna’s Board are described below.

•	Audit Committee. The Board has determined in its business judgment that all members of the Audit Committee meet the independence, financial literacy and expertise requirements for audit committee members set forth in the NYSE listing standards. Additionally, the Board has determined in its business judgment that each Committee member, based on his/her background and experience (including that described in this Proxy Statement), has the requisite attributes of an “audit committee financial expert” as defined by the SEC. The Committee assists the Board in its oversight of (1) the integrity of the financial statements of the Company, (2) the qualifications and independence of the Company’s independent registered public accounting firm (the “Independent Accountants”), (3) the performance of the Company’s internal audit function and the Independent Accountants, and (4) the compliance by the Company with legal and regulatory requirements. The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Independent Accountants and any other accounting firm engaged to perform audit, review or attest services (including the resolution of any disagreements between management and any auditor regarding financial reporting). The Independent Accountants and any other such accounting firm report directly to the Committee. The Committee is empowered, to the extent it deems necessary or appropriate, to retain outside legal, accounting or other advisers having special competence as necessary to assist it in fulfilling its responsibilities and duties. The Committee has available from the Company such funding as the Committee determines for compensation to the Independent Accountants and any other accounting firm or other advisers engaged, and for the Committee’s ordinary administrative expenses. The Committee conducts an annual evaluation of its performance. For more information regarding the role, responsibilities and limitations of the Committee, please refer to the Report of the Audit Committee beginning on page 38. A copy of the Committee’s Charter is attached as Annex A to this Proxy Statement.

The Audit Committee can be confidentially contacted by employees and others wishing to raise concerns or complaints about the Company’s accounting, internal accounting controls or auditing matters by calling AlertLine®, an independent toll-free service, at 1-888-891-8910 (available seven days a week, 24 hours a day), or by writing to: Audit Committee c/o Corporate Compliance, P.O. Box 370205, West Hartford, CT 06137-0205.

•	Committee on Compensation and Organization. The Board has determined in its business judgment that all members of the Compensation Committee meet the independence requirements set forth in the NYSE listing standards and in Aetna’s Director Independence Standards. The Committee has direct responsibility to review and approve corporate goals and objectives relevant to Chief Executive Officer and other executive officer compensation; evaluate the Chief Executive Officer’s and other executive officers’ performance in light of those goals and objectives; and determine and approve the Chief Executive Officer’s and other executive officers’ compensation levels based on this evaluation. The Chief Executive Officer’s compensation is determined after reviewing the Chief Executive Officer’s performance with the independent Directors. The Committee also evaluates and determines the compensation of the Company’s senior executives and oversees the compensation and benefit plans, policies and programs of the Company. The Committee also administers Aetna’s stock incentive plans and Aetna’s 2001 Annual Incentive Plan. The Committee reviews and makes recommendations, as appropriate, to the Board as to the development and succession plans for the senior management of the Company. The Committee has the authority to retain counsel and other experts or consultants as it may deem appropriate.

Further, the Committee has the sole authority to select, retain and terminate any compensation consultant to be used to assist the Committee in the evaluation of Chief Executive Officer and senior executive compensation and has the sole authority to approve each consultant’s fees and other retention terms. The Committee conducts an annual evaluation of its performance. The Committee’s report on executive compensation begins on page 33.

•	Executive Committee. This Committee is authorized to act on behalf of the full Board between regularly scheduled Board meetings, usually when timing is critical. The Committee has the authority to retain counsel and other experts or consultants as it may deem appropriate.

•	Investment and Finance Committee. This Committee assists the Board in reviewing the Company’s investment policies, strategies, transactions and performance and in overseeing the Company’s capital and financial resources. The Committee has the authority to retain counsel and other experts or consultants as it may deem appropriate. The Committee conducts an annual evaluation of its performance.

•	Medical Affairs Committee. This Committee provides general oversight of Company policies and practices that relate to providing Aetna’s members with access to cost-effective quality health care. The Committee has the authority to retain counsel and other experts or consultants as it may deem appropriate. The Committee conducts an annual evaluation of its performance.

•	Nominating and Corporate Governance Committee. The Board has determined in its business judgment that all members of the Nominating Committee meet the independence requirements set forth in the NYSE listing standards and in Aetna’s Director Independence Standards. The Committee assists the Board in identifying individuals qualified to become Board members, consistent with criteria approved by the Board; oversees the organization of the Board to discharge the Board’s duties and responsibilities properly and efficiently; and identifies best practices and recommends to the Board corporate governance principles. Other specific duties and responsibilities of the Committee include: annually assessing the size and composition of the Board; annually reviewing and recommending Directors for continued service; reviewing the compensation of, and benefits for, Directors; recommending the retirement policy for Directors; coordinating and assisting management and the Board in recruiting new members to the Board; reviewing potential conflicts of interest or other issues arising out of other positions held or proposed to be held by, or any changes in circumstances of, a Director; recommending Board Committee assignments; overseeing the annual evaluation of the Board; conducting an annual performance evaluation of the Committee; conducting a preliminary review of Director independence and the financial literacy and expertise of Audit Committee members; and reviewing any waiver and interpretation of Aetna’s Code of Conduct, the code of business conduct and ethics applicable to Directors. The Committee has the authority to retain counsel and other experts or consultants as it may deem appropriate. Further, the Committee has the sole authority to select, retain and terminate any search firm to be used to identify Director candidates and to approve the search firm’s fees and other retention terms.

Consideration of Director Nominees

•	Shareholder Nominees. The Nominating Committee will consider properly submitted shareholder nominations for candidates for membership on the Board as described below under “Director Qualifications” and “Identifying and Evaluating Nominees for Directors.” Any shareholder nominations proposed for consideration by the Nominating Committee should include the nominee’s name and qualifications for Board membership, and otherwise comply with applicable rules and regulations, and should be addressed to:
 Corporate Secretary
 Aetna Inc.
 151 Farmington Avenue, RE4K
 Hartford, CT 06156

In addition, Aetna’s By-Laws permit shareholders to nominate Directors for consideration at a meeting of shareholders at which one or more Directors are to be elected. For a description of the process for nominating Directors in accordance with Aetna’s By-Laws, see “MAY I PROPOSE ACTIONS FOR CONSIDERATION AT NEXT YEAR’S ANNUAL MEETING OF SHAREHOLDERS OR NOMINATE INDIVIDUALS TO SERVE AS DIRECTORS?” on page 7.

•	Director Qualifications. The Nominating Committee Charter sets out the criteria weighed by the Committee in considering all Director candidates, including shareholder-identified candidates. The criteria are re-evaluated periodically and currently include: the relevance of the candidate’s experience to the business of the Company; enhancing the diversity of the Board; the candidate’s independence from conflict or direct economic relationship with the Company; and the ability of the candidate to attend Board meetings regularly and devote an appropriate amount of effort in preparation for those meetings. It also is expected that nonmanagement Directors nominated by the Board shall be individuals who possess a reputation and hold positions or affiliations befitting a director of a large publicly held company, and are actively engaged in their occupations or professions or are otherwise regularly involved in the business, professional or academic community. In evaluating Director nominations, the Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

•	Identifying and Evaluating Nominees for Directors. The Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for Director. In recommending Director nominees to the Board, the Committee solicits candidate recommendations from its own members, other Directors and management. It also may engage the services and pay the fees of a professional search firm to assist it in identifying potential Director nominees. The Committee also reviews materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a shareholder. The Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, the Committee considers whether to fill those vacancies and, if so, considers various potential candidates for Director. These candidates are evaluated against the current criteria at regular or special meetings of the Committee, and may be considered at any point during the year. As described above, the Committee will consider properly submitted shareholder nominations for candidates for the Board. Following verification of the shareholder status of the person(s) proposing a candidate, a shareholder nominee will be considered by the Committee at a meeting of the Committee. If any materials are provided by a shareholder in connection with the nomination of a Director candidate, such materials are forwarded to the Committee.

The Board and the Nominating Committee each assessed the characteristics and performance of the individual Directors standing for election to the Board at the 2005 Annual Meeting against the foregoing criteria, and, to the extent applicable, considered the impact of any change in the principal occupations of all Directors during the last year. Upon completion of this evaluation process, the Nominating Committee reported to the full Board its conclusions and recommendations for nominations to the Board, and the Board nominated the 11 Director nominees named in this Proxy Statement based on that recommendation.

Stock Ownership Guidelines for Directors
Under the Board’s Director Stock Ownership Guidelines, each nonmanagement Director is required to own, within five years of joining the Board, shares of Aetna Common Stock or stock units having a dollar value equal to $400,000. As of February 25, 2005, all of Aetna’s nonmanagement Directors held Common Stock and stock units in excess of these guidelines.
Stock Ownership Guidelines for Executive Officers
In furtherance of the Compensation Committee’s philosophy of the importance of using stock-based compensation to align the interests of executives with the interests of shareholders, the Chief Executive Officer and other senior executives are subject to minimum stock ownership requirements. The ownership requirements are based on the executive’s pay opportunities and position within the Company. Those ownership levels (which include shares owned and vested stock units but not vested stock options) are as follows: Chief Executive Officer — 5 times base salary; President — 4 times base salary; other members of senior management — 3 times base salary; and other executives — 1/2 to 2 times base salary. As of February 25, 2005, Dr. Rowe and Messrs. Williams, Bennett and Holt each held Common Stock and stock units in excess of these requirements. Mr. Callen, who joined the Company in June 2004, does not currently meet these requirements and has three years to do so.

I.       Election of Directors
Aetna will nominate 11 individuals for election as Directors at the Annual Meeting (the “Nominees”). The terms of office for the Directors elected at this meeting will run until the next Annual Meeting and until their successors are duly elected and qualified. The Nominating Committee recommended the 11 Nominees for nomination by the full Board. Based on that recommendation, the Board nominated each of the Nominees for election at the Annual Meeting.
All Nominees are currently Directors of Aetna. The following pages list the names and ages of the Nominees as of the date of the Annual Meeting, the year each first became a Director of Aetna or one of its predecessors, the principal occupation and publicly traded company and certain other directorships of each as of March 1, 2005, and a brief description of the business experience of each for at least the last five years.
In accordance with Aetna’s Corporate Governance Guidelines regarding retirement age, Jack D. Kuehler is not standing for re-election at the Annual Meeting. Mr. Kuehler has been a Director of Aetna or its predecessors since 1990 and will continue as a Director until his term ends immediately prior to the Annual Meeting.
Dr. Judith Rodin has notified the Company that she will not stand for re-election at the Annual Meeting. Dr. Rodin has been a Director of Aetna or its predecessors since 1995 and will continue as a Director until her term ends immediately prior to the Annual Meeting.
Effective upon Mr. Kuehler’s and Dr. Rodin’s departure from the Board, the size of the Board of Directors will be reduced by two to a total of eleven. Proxies may not be voted for a greater number of persons than the number of Nominees.
The 11 individuals (or such lesser number if the Board has reduced the number of Directors to be elected at the Annual Meeting as described on page 7 under “WHAT IF A DIRECTOR NOMINEE IS UNWILLING OR UNABLE TO SERVE?”) receiving the greatest number of votes cast at the Annual Meeting will be elected Directors.
The Board recommends a vote FOR each of the 11 Nominees. If you complete the enclosed proxy card, unless you direct to the contrary on that card, the shares represented by that proxy card will be voted FOR the election of all 11 Nominees.
Nominees for Directorships

Director of Aetna or its predecessors since 1994	Betsy Z. Cohen, age 63, is Chairman, Chief Executive Officer and a trustee of RAIT Investment Trust (real estate investment trust), a position she assumed in August 1997. Since September 2000, she also has served as Chief Executive Officer of The Bancorp, Inc. (holding company) and its subsidiary, The Bancorp Bank (Internet banking and financial services), and served as Chairman of The Bancorp Bank from November 2003 to February 2004. From 1999 to 2000, Mrs. Cohen also served as a director of Hudson United Bancorp (holding company), the successor to JeffBanks, Inc., where she had been Chairman and Chief Executive Officer since its inception in 1981 and also served as Chairman and Chief Executive Officer of its subsidiaries, Jefferson Bank (which she founded in 1974) and Jefferson Bank New Jersey (which she founded in 1987) prior to JeffBanks’ merger with Hudson United Bancorp in December 1999. From 1985 until 1993, Mrs. Cohen was a director of First Union Corp. of Virginia (bank holding company) and its predecessor, Dominion Bankshares, Inc. In 1969, Mrs. Cohen co-founded a commercial law firm and served as a Senior Partner until 1984. Mrs. Cohen also is a director of The Maine Merchant Bank, LLC and is a trustee of Corporate Office Properties Trust.

Director of Aetna or its predecessors from 1979 to 1992 and since 1993	Barbara Hackman Franklin, age 65, is President and Chief Executive Officer of Barbara Franklin Enterprises (private investment and international trade consulting firm). From 1992 to 1993, she served as the 29th U.S. Secretary of Commerce. Before her appointment, Ms. Franklin was President and Chief Executive Officer of Franklin Associates (management consulting firm), which she founded in 1984. Ms. Franklin also served as Alternate Representative to the 44th Session of the United Nations General Assembly, and as a public member of the Board of the American Institute of Certified Public Accountants and of the Auditing Standards Board. She has received the John J. McCloy Award for contributions to audit excellence, Director of the Year Award from the National Association of Corporate Directors, and Outstanding Director Award from Board Alert. Ms. Franklin has served as Senior Fellow of The Wharton School of the University of Pennsylvania, an original Commissioner and Vice Chair of the U.S. Consumer Product Safety Commission, a Staff Assistant to the President of the United States, and an Assistant Vice President of Citibank, N.A. Ms. Franklin is a director of The Dow Chemical Company (chemicals, plastics and agricultural products), GenVec, Inc. (biotechnology company) and MedImmune, Inc. (biotechnology company). She also currently is a director of Milacron Inc. (plastics processing technologies and industrial products for metalworking) but will be resigning from the Milacron Board at the completion of her term in May 2005. She is also chairman of the Economic Club of New York, a trustee of the Financial Accounting Foundation, vice chair of the US China Business Council and a director of the National Association of Corporate Directors. Ms. Franklin is a regular commentator on PBS “Nightly Business Report.”

Director of Aetna or its predecessors since 2000	Jeffrey E. Garten, age 58, is the Dean of the Yale School of Management, a position he assumed in 1995. Mr. Garten held senior posts on the White House Staff and at the U.S. Department of State from 1973 to 1979. He joined Shearson Lehman Brothers (investment banking) in 1979 and served as Managing Director from 1984 to 1987. In 1987, Mr. Garten founded Eliot Group, Inc. (investment banking) and served as President until 1990, when he became Managing Director of The Blackstone Group (private merchant bank). From 1992 to 1993, Mr. Garten was Professor of Finance and Economics at Columbia University’s Graduate School of Business. He was appointed U.S. Under Secretary of Commerce for International Trade in 1993 and served in that position until 1995. Mr. Garten is a director of Calpine Corporation (power company) and CarMax, Inc. (automotive retailer) and also a director of 40 Credit Suisse mutual funds. He is the author of A Cold Peace: America, Japan, Germany and the Struggle for Supremacy; The Big Ten: Big Emerging Markets and How They Will Change Our Lives; The Mind of the CEO; and The Politics of Fortune: A New Agenda for Business Leaders. Mr. Garten also writes a monthly column for Business Week magazine. He also serves on the Board of Directors of Aetna Foundation, Inc.

Director of Aetna or its predecessors since 1994	Earl G. Graves, age 70, is Chairman and Chief Executive Officer of Earl G. Graves, Ltd. (a multifaceted communications company) and is the Publisher of Black Enterprise magazine, which he founded in 1970. Additionally, since 1998, Mr. Graves has been a Managing Director of Black Enterprise/ Greenwich Street Corporate Growth Partners, L.P. Mr. Graves is a director of AMR Corporation and its subsidiary, American Airlines, Inc., Federated Department Stores Inc. (retailer) and Rohm and Haas Company (specialty chemicals and plastics) and is a member of the Supervisory Board of DaimlerChrysler AG (transportation products, financial and other services). Mr. Graves also is a trustee of Howard University and is a member of the Executive Board and Executive Committee of the National Office of the Boy Scouts of America. He also serves on the Board of Directors of Aetna Foundation, Inc.

Director of Aetna or its predecessors since 1993	Gerald Greenwald, age 69, is a founding principal of the Greenbriar Equity Group (invests in the global transportation industry). Mr. Greenwald retired in July 1999 as Chairman and Chief Executive Officer of UAL Corporation and United Airlines (UAL), its principal subsidiary, having served in those positions since July 1994. Mr. Greenwald held various executive positions with Chrysler Corporation (automotive manufacturer) from 1979 to 1990, serving as Vice Chairman of the Board from 1989 to May 1990 and as Chairman of Chrysler Motors from 1985 to 1988. In 1990, Mr. Greenwald was selected to serve as Chief Executive Officer of United Employee Acquisition Corporation in connection with the proposed 1990 employee acquisition of UAL. From 1991 to 1992, he was a Managing Director of Dillon Read & Co., Inc. (investment banking) and, from 1992 to 1993, he was President and Deputy Chief Executive Officer of Olympia & York Developments Ltd. (Canadian real estate company). Mr. Greenwald then served as Chairman and Managing Director of Tatra Truck Company (truck manufacturer in the Czech Republic) from 1993 to 1994. Mr. Greenwald is a director of Calpine Corporation (power company) and Sentigen Holding Corp. (provides goods and services in the domestic biotechnology and pharmaceutical industries). He also is a trustee of the Aspen Institute.

Director of Aetna or its predecessors since 1995	Ellen M. Hancock, age 62, is the former Chairman of the Board and Chief Executive Officer of Exodus Communications, Inc. (Internet system and network management services). Mrs. Hancock joined Exodus in March 1998 and served as Chairman from June 2000 to September 2001, Chief Executive Officer from September 1998 to September 2001, and President from March 1998 to June 2000. Mrs. Hancock held various staff, managerial and executive positions at International Business Machines Corporation (information-handling systems, equipment and services) from 1966 to 1995. She became a Vice President of IBM in 1985 and served as President, Communication Products Division, from 1986 to 1988, when she was named General Manager, Networking Systems. Mrs. Hancock was elected an IBM Senior Vice President in November 1992, and in 1993 was appointed Senior Vice President and Group Executive, which position she held until February 1995. Mrs. Hancock served as an Executive Vice President and Chief Operating Officer of National Semiconductor Corporation (semiconductors) from September 1995 to May 1996, and served as Executive Vice President for Research and Development and Chief Technology Officer of Apple Computer, Inc. (personal computers) from July 1996 to July 1997. Mrs. Hancock is a director of Colgate-Palmolive Company (consumer products), Electronic Data Systems Corporation (information technology services) and Watchguard Technologies, Inc. (Internet security solutions).

Director of Aetna or its predecessors since 1992	Michael H. Jordan, age 68, became Chairman and Chief Executive Officer of Electronic Data Systems Corporation (information technology services) on March 20, 2003. He also serves as Chairman of the Board of eOriginal, Inc. (electronic document services). From 2002 to 2003, Mr. Jordan served as a General Partner of Global Asset Capital, LLC (private equity investment firm) and from September 1999 to May 2001, he served as Chairman of Luminant Worldwide Corporation (Internet and electronic commerce services). Mr. Jordan retired on December 31, 1998 as Chairman and Chief Executive Officer of CBS Corporation (media company), having assumed that position with CBS (then Westinghouse Electric Corporation) in 1993. He was a partner with Clayton, Dubilier & Rice, Inc. (private investing firm) from 1992 to 1993. Mr. Jordan retired in July 1992 as Chairman and Chief Executive Officer of the PepsiCo International Foods and Beverages Division of PepsiCo, Inc. (snack foods and beverages), having held various positions with PepsiCo since 1974.

Director since 2003	Edward J. Ludwig, age 53, is Chairman of the Board, President and Chief Executive Officer of Becton, Dickinson and Company (global medical technology company). He was elected Chairman of the Board effective February 2002, Chief Executive Officer in January 2000 and President in May 1999. Since joining Becton Dickinson as a Senior Financial Analyst in 1979, Mr. Ludwig has served in positions of increasing responsibility in the areas of financial management, strategic planning and operations. His previous positions have included Vice President, Planning and Development from 1987 to 1989; President, Becton Dickinson Diagnostic Instrument Systems Division from 1988 to 1994; Vice President, Finance and Controller from 1994 to 1995; Senior Vice President and Chief Financial Officer from 1995 to June 1998; and Executive Vice President from July 1998 to May 1999 when he was elected President. Mr. Ludwig serves as a Johns Hopkins University trustee and chairs the Advisory Board for the Johns Hopkins Bloomberg School of Public Health. Additionally, he is a member of the Board of Directors of the U.S. Fund for UNICEF and the Advanced Medical Technology Association (AdvaMed), and chairs the AdvaMed Board’s Committee on Technology and Regulation. Mr. Ludwig also is Chairman of the HealthCare Institute of New Jersey, and is a trustee of the Hackensack University Medical Center.

Director since 2001	Joseph P. Newhouse, age 63, is the John D. MacArthur Professor of Health Policy and Management at Harvard University, a position he assumed in 1988. At Harvard, he also is the Director of the Division of Health Policy Research and Education, the Director of the Interfaculty Initiative on Health Policy, Chair of the Committee on Higher Degrees in Health Policy and a member of the faculties of the John F. Kennedy School of Government, the Harvard Medical School, the Harvard School of Public Health and the Faculty of Arts and Sciences. Prior to joining Harvard, Dr. Newhouse held various positions at The RAND Corporation from 1968 to 1988, serving as a faculty member of the RAND Graduate School from 1972 to 1988, as Deputy Program Manager for Health Sciences Research from 1971 to 1988, Senior Staff Economist from 1972 to 1981, Head of the Economics Department from 1981 to 1985 and as a Senior Corporate Fellow from 1985 to 1988. Dr. Newhouse is the Editor of the Journal of Health Economics, which he founded in 1981. He is a Faculty Research Associate of the National Bureau of Economic Research, a member of the Institute of Medicine of the National Academy of Sciences, a member of the New England Journal of Medicine Editorial Board, a fellow of the American Academy of Arts and Sciences, a director of the National Committee for Quality Assurance, and served as the Vice Chair of the Medicare Payment Advisory Commission. Dr. Newhouse is the author of Free for All: Lessons from the RAND Health Insurance Experiment. He also serves on the Board of Directors of Aetna Foundation, Inc.

Director of Aetna or its predecessors since 2000	John W. Rowe, M.D., age 60, is Chairman and Chief Executive Officer of Aetna. He was appointed Chairman of Aetna on April 1, 2001 and was appointed President and Chief Executive Officer of Aetna on September 15, 2000. He served as President of Aetna until May 27, 2002. Before joining Aetna, Dr. Rowe served as President and Chief Executive Officer of Mount Sinai NYU Health (1998-2000), one of the nation’s largest academic health care organizations. Prior to the Mount Sinai NYU Health merger, Dr. Rowe was President of The Mount Sinai Hospital and the Mount Sinai School of Medicine (1988-1998). Before joining Mount Sinai, Dr. Rowe was a Professor of Medicine and the founding Director of the Division on Aging at Harvard Medical School, and Chief of Gerontology at Boston’s Beth Israel Hospital. He has authored over 200 scientific publications, mostly on the physiology of the aging process. Dr. Rowe was Director of the MacArthur Foundation Research Network on Successful Aging and is co-author, with Robert Kahn, Ph.D., of Successful Aging. He is a member of the Institute of Medicine of the National Academy of Sciences and is Chairman of the Board of Trustees at the University of Connecticut.

Director since 2002	Ronald A. Williams, age 55, became President of Aetna on May 27, 2002, having served as Executive Vice President and Chief of Health Operations of the Company since March 15, 2001. Prior to joining Aetna, Mr. Williams held various executive positions from 1987 to 2001 at WellPoint Health Networks Inc. and its Blue Cross of California subsidiary. From October 1995 to March 1999, he served as Executive Vice President of the Blue Cross of California Businesses of WellPoint and as President of its Blue Cross of California subsidiary and from April 1999 to March 2001, he served as Executive Vice President, Large Group Businesses, of WellPoint and as Group President of WellPoint’s Large Group Division. Mr. Williams is a director of Lucent Technologies Inc. (networks for communications service providers) and is a trustee of The Conference Board. He also serves on the Dean’s Advisory Council and the Corporate Visiting Committee at the Massachusetts Institute of Technology.

Nonmanagement Director Compensation in 2004
The Nominating Committee reviews compensation for nonmanagement Directors annually. The Nominating Committee’s goal of attracting and retaining qualified Directors is supported through a competitive compensation program that provides remuneration for Directors’ contributions, while offering stock-based compensation alternatives that strengthen the Directors’ mutuality of interests with other shareholders. Directors who are officers of Aetna receive no additional compensation for membership on the Board or any of its Committees. The following table sets forth the cash and stock-based compensation Aetna paid to each Director who was a nonmanagement Director of Aetna in 2004.

	Cash				Stock
	Compensation(1)			Stock Units	Options

	Annual			Number of	Number
	Retainer	Meeting		Units	of Options
Name	Fees(2)	Fees(3)	Total	Granted(4)	Granted(5)

Betsy Z. Cohen	$37,000	$21,000	$58,000	350	3,500
Barbara Hackman Franklin	40,000	25,000	65,000	350	3,500
Jeffrey E. Garten	37,000	20,000	57,000	350	3,500
Earl G. Graves	41,000	27,000	68,000	350	3,500
Gerald Greenwald	40,000	28,000	68,000	350	3,500
Ellen M. Hancock	33,000	26,000	59,000	350	3,500
Michael H. Jordan	40,000	23,000	63,000	350	3,500
Jack D. Kuehler	40,000	24,000	64,000	350	3,500
Edward J. Ludwig	32,334	27,000	59,334	350	3,500
Joseph P. Newhouse	37,000	26,000	63,000	350	3,500
Judith Rodin	40,000	16,000	56,000	350	3,500

(1)	The table above includes cash compensation that was deferred by Directors during 2004 under the Aetna Inc. Non-Employee Director Compensation Plan (the “Director Plan”). Under the Director Plan, nonmanagement Directors may defer payment of some or all of their annual retainer fees, meeting fees and dividend equivalents paid on stock units to an unfunded stock unit or unfunded interest account until after they have resigned or retired (as defined in the Director Plan) from the Board. During the period of deferral, amounts deferred to the stock unit account track the value of the Common Stock and earn dividend equivalents. Amounts deferred to the interest account accrue interest pursuant to a formula equal to the rate of interest paid from time to time under the fixed interest rate fund option of the 401(k) Plan (4.10% per year for the period January to June 2005). In 2004, eight Directors deferred all or a portion of their Director cash compensation to a stock unit account. Under the Director Plan, Directors within four years of retirement are allowed to make an annual election to diversify up to 100% of their voluntarily deferred stock unit account (annual cash retainer and meeting fees) out of stock units and into an interest account. During 2005, one Director made such a diversification election. Directors who make a diversification election remain subject to the Board’s Director Stock Ownership Guidelines.

(2)	Aetna currently pays a retainer fee of $25,000 a year to nonmanagement Directors for Board membership. Aetna also pays a $4,000 retainer to such Directors for membership on Committees of the Board ($7,000 in the case of each Committee Chair except the Audit Committee Chair who receives $15,000).

(3)	Aetna currently pays $1,000 to nonmanagement Directors for attendance at each Board or Committee meeting.

(4)	Pursuant to the Director Plan, nonmanagement Directors, upon their initial election to the Board, receive a one-time grant of units convertible upon retirement from Board service into 1,500 shares of Common Stock (“Initial Units”). Additionally, on the date of each Annual Meeting during the term of the Director Plan, each nonmanagement Director will receive units convertible upon retirement from Board service into 350 shares of Common Stock (“Annual Units”). Generally, to become fully vested in the units, a Director must complete, in the case of the Initial Units, three years of service and, in the case of the Annual Units, one year of service following the grant of the units. If service is sooner terminated by reason of death, disability, retirement or acceptance of a position in government service, a Director is entitled to receive the full grant if the Director has completed a minimum of six consecutive months of service as a Director since such grant. A Director’s right with respect to unvested units also will vest upon a change-in-control of Aetna (as defined in the Director Plan). If a Director terminates Board service prior to completion of three years or one year of service, as applicable, from the grant date of any units that have not otherwise vested under the terms of the Director Plan, the Director will be entitled to receive a pro rata portion of the award. Although Directors receive dividend equivalents, they have no voting rights with respect to the units granted. The units granted are not transferable.

(5)	In furtherance of the previously disclosed goal of increasing over time the proportional share of stock-based compensation that will be received by the Directors, nonmanagement Directors were granted stock options under the Director Plan during 2004. On February 13, 2004, each nonmanagement Director then in office was granted options to purchase 3,500 shares of Common Stock. The exercise price of the options was $77.50, the fair market value of Aetna Common Stock on the date of grant. The options have a ten year term and vested on December 31, 2004.

Nonmanagement Director Compensation in 2005
On December 3, 2004, the Board voted to approve the Director compensation package that will apply for nonmanagement Directors for 2005. The Board decided to maintain the total value of target cash and equity compensation at approximately $205,000, which is approximately equal to the target compensation for 2004, and the median of a relevant comparative group. Cash retainer and per meeting fees for Board and Committee service will remain at 2004 levels, although the retainer for service as Audit Committee Chairman was raised to $15,000. Total compensation for a nonmanagement Director may be higher or lower than target level depending on the number of meetings held, the Committees on which the Director serves, and a Director’s service as a Committee Chairman.
Of total target compensation for 2005, approximately 57% will consist of stock-based compensation (restricted and deferred stock units), approximately 29% will consist of Board and Committee cash retainers and per meeting fees, approximately 11% will consist of benefits, primarily the estimated value of the Director Charitable Award Program described below under “Other Information Regarding Directors,” and approximately 3% will consist of deferred compensation.
On February 11, 2005, the Company granted each nonmanagement Director 390 restricted stock units. Restricted stock units rather than stock options were granted consistent with the trend in best practices in director compensation. The restricted stock units will vest in three equal annual installments beginning February 11, 2006, and will be payable at vesting in shares of Common Stock. The restricted stock units granted to a nonmanagement Director will vest immediately if the Director ceases to be a Director because of death, disability, retirement or his or her acceptance of a position in government service. All restricted stock units granted to nonmanagement Directors also will vest immediately upon a change-in-control of Aetna (as defined in the Director Plan).
Other Information Regarding Directors
As part of its overall program of support for charitable institutions and in order to attract and retain qualified Directors in the increasingly competitive environment for talent, Aetna maintains the 1999 Director Charitable Award Program. Only nonmanagement Directors are eligible to participate in the program. The program may be funded by life insurance on the lives of the participating Directors. Each of the Directors other than Mr. Ludwig and Dr. Newhouse is fully vested in the program. Mr. Ludwig and Dr. Newhouse and each new Director who participates in the program will be fully vested in the program upon completion of five years of service as a Director or upon death or disability. Under the program, Aetna intends to make a charitable contribution of $1 million in ten equal annual installments, with the first installment made following each participating Director’s retirement from the Board, allocated among up to five charitable organizations recommended by the Director. Beneficiary organizations recommended by Directors must be, among other things, tax exempt under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”). Donations Aetna ultimately pays are expected to be deductible from taxable income for purposes of U.S. federal and other income taxes payable by Aetna. Directors derive no personal financial or tax benefit from the program, since all insurance proceeds and charitable deductions accrue solely to Aetna. The program will not result in a material cost to Aetna.
Aetna provides $150,000 of group life insurance for its nonmanagement Directors. Optional medical, dental and long-term care coverage for nonmanagement Directors and their eligible dependents is available to Directors at a cost similar to that charged to Aetna employees and may be continued into retirement by eligible Directors. Aetna also reimburses Directors for the expenses they incur that are attendant to Board membership and from time to time transports Directors to and from Board meetings on Company aircraft.
Certain Transactions and Relationships
Mrs. Hancock resigned as Chairman of the Board and Chief Executive Officer of Exodus Communications, Inc. on September 4, 2001. Exodus filed a voluntary petition under Chapter 11 of the federal bankruptcy laws on September 26, 2001.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires our Directors, our executive officers and certain other persons to file reports of holdings and transactions in Aetna Common Stock with the SEC and the NYSE. Based on our records and other information, we believe that during our fiscal year ended December 31, 2004, our Directors and executive officers timely met all applicable SEC filing requirements.
Security Ownership of Certain Beneficial Owners, Directors, Nominees and Executive Officers
The following table presents, as of December 31, 2004, the names of the only persons known to Aetna to be the beneficial owners of more than 5% of the outstanding shares of its Common Stock. The information set forth in the table below and in the related footnotes was furnished by the identified persons to the SEC.

Name and Address of	Amount and Nature
Beneficial Owner	of Beneficial Ownership	Percent

Capital Research and Management Company 333 South Hope Street Los Angeles, California 90071	10,029,300 shares(1)	6.85%
Wellington Management Company, LLP 75 State Street Boston, Massachusetts 02109	9,028,745 shares(2)	6.16%
State Street Bank and Trust Company, Trustee 225 Franklin Street Boston, Massachusetts 02110	8,437,740 shares(3)	5.76%

(1)	Of the reported shares, Capital Research and Management Company reports that it does not have sole or shared voting power with respect to any shares and that it has sole dispositive power with respect to 10,029,300 shares.

(2)	Of the reported shares, Wellington Management Company, LLP reports that it does not have sole voting or dispositive power with respect to any shares, that it has shared voting power with respect to 3,266,595 shares and that it has shared dispositive power with respect to 9,028,745 shares.

(3)	Of the reported shares, State Street Bank and Trust Company, Trustee reports that it has sole voting power with respect to 4,572,504 shares, shared voting power with respect to 3,865,236 shares and shared dispositive power with respect to 8,437,740 shares. Of the reported shares, 3,865,236 shares are held by State Street in its capacity as the trustee of the 401(k) Plan.

Beneficial Ownership Table
The following table presents, as of February 25, 2005, the beneficial ownership of, and other interests in, shares of Common Stock of each current Director, each Nominee, each executive officer named in the Summary Compensation Table on page 26, and Aetna’s Directors and executive officers as a group. The information set forth below and in the related footnotes on the following page has been furnished by the respective persons.

	Amount and Nature of Beneficial Ownership

				Common
Name of Beneficial	Common			Stock
Owner and Position	Stock		Percent	Equivalents(1)		Total

Betsy Z. Cohen (current Director and Nominee)	16,271	(2)	*	12,792		29,063
Barbara Hackman Franklin (current Director and Nominee)	14,486	(3)	*	9,374		23,860
Jeffrey E. Garten (current Director and Nominee)	7,133	(3)	*	5,634		12,767
Earl G. Graves (current Director and Nominee)	12,700	(2)	*	13,515		26,215
Gerald Greenwald (current Director and Nominee)	7,933	(3)(4)	*	12,157		20,090
Ellen M. Hancock (current Director and Nominee)	9,558	(5)(6)	*	21,881		31,439
Michael H. Jordan (current Director and Nominee)	15,200	(2)	*	17,463		32,663
Jack D. Kuehler (current Director)	24,200	(2)(6)	*	23,293		47,493
Edward J. Ludwig (current Director and Nominee)	5,500	(6)(7)	*	3,304		8,804
Joseph P. Newhouse (current Director and Nominee)	12,700	(2)(6)	*	5,953		18,653
Judith Rodin (current Director)	12,660	(2)	*	22,325		34,985
John W. Rowe, M.D. (Chairman and Chief Executive Officer, current Director and Nominee)	1,841,939	(8)	*	51,362	(14)	1,893,301
Ronald A. Williams (named executive, current Director and Nominee)	1,453,358	(9)	*	114,093	(14)	1,567,451
Alan M. Bennett (named executive)	151,340	(10)	*			151,340
Craig R. Callen (named executive)	71,000	(11)	*			71,000
Timothy A. Holt (named executive)	291,894	(12)				291,894
Directors and executive officers as a group (18 persons)	4,167,831	(13)	2.76%	313,146		4,480,977

*	Less than 1%
Unless noted in the footnotes below, each person currently has sole voting and investment powers over the shares set forth above.

Notes to Beneficial Ownership Table

(1)	Except as set forth in Note 14, represents stock units issued under the Director Plan and plans of Aetna’s predecessors. Certain of the stock units are not fully vested — see description of the Director Plan on page 21. Stock units track the value of Aetna Common Stock and earn dividend equivalents that may be reinvested, but do not have voting rights. Also includes 390 restricted stock units granted to each nonmanagement Director on February 11, 2005 under the Director Plan which are payable in shares of Aetna Common Stock in three equal annual installments commencing February 11, 2006.

(2)	Includes 12,200 shares that the Director has the right to acquire currently or within 60 days of February 25, 2005 upon the exercise of stock options.

(3)	Includes 6,933 shares that the Director has the right to acquire currently or within 60 days of February 25, 2005 upon the exercise of stock options.

(4)	Includes 1,000 shares held by his spouse, as to which Mr. Greenwald has no voting or investment power.

(5)	Includes 7,558 shares that Mrs. Hancock has the right to acquire currently or within 60 days of February 25, 2005 upon the exercise of stock options.

(6)	Includes 2,000, 12,000, 2,000 and 500 shares held jointly with Mrs. Hancock’s, Mr. Kuehler’s, Mr. Ludwig’s and Dr. Newhouse’s respective spouses, as to which the Director shares voting and investment powers.

(7)	Includes 3,500 shares that Mr. Ludwig has the right to acquire currently or within 60 days of February 25, 2005 upon the exercise of stock options.

(8)	Includes 483,333 shares that Dr. Rowe has the right to acquire currently or within 60 days of February 25, 2005 upon the exercise of stock options and 1,347,461 shares that two Grantor Retained Annuity Trusts (“GRATs”) have the right to acquire currently upon the exercise of stock options. Dr. Rowe’s spouse is the sole trustee of the GRATs. Also includes 10,000 shares held by Dr. Rowe, 1,000 shares held jointly with his spouse as to which Dr. Rowe shares voting and investment powers, and 145 shares held under the 401(k) Plan as to which Dr. Rowe shares voting and investment powers.

(9)	Includes 1,405,000 shares that Mr. Williams has the right to acquire currently or within 60 days of February 25, 2005 upon the exercise of stock options. Also includes 15,858 shares held by Mr. Williams, 30,000 shares in a family trust of which Mr. Williams and his spouse are the sole trustees and beneficiaries, and 2,500 shares held in a Guaranteed Retained Annuity Trust of which Mr. Williams is the sole trustee.

(10)	Includes 125,667 shares that Mr. Bennett has the right to acquire currently or within 60 days of February 25, 2005 upon the exercise of stock options, 22,992 shares held by Mr. Bennett and 2,681 shares held under the 401(k) Plan as to which Mr. Bennett shares voting and investment powers.

(11)	Includes 70,000 shares that Mr. Callen has the right to acquire currently or within 60 days of February 25, 2005 upon the exercise of stock options. Also includes 1,000 shares held by Mr. Callen.

(12)	Includes 267,453 shares that Mr. Holt has the right to acquire currently or within 60 days of February 25, 2005 upon the exercise of stock options, 22,848 shares held by Mr. Holt and 1,593 shares held under the 401(k) Plan as to which Mr. Holt shares voting and investment powers.

(13)	Directors and executive officers as a group have sole voting and investment powers over 121,278 shares and share voting and investment powers with respect to 52,024 shares (including 4,524 shares held under the 401(k) Plan and beneficially owned by executive officers). Also includes 3,993,529 shares that Directors and executive officers have the right to acquire currently or within 60 days of February 25, 2005 upon the exercise of stock options.

(14)	Fully vested deferred stock units which earn dividend equivalents that are reinvested in stock units. Stock units do not have voting rights.

Executive Compensation
Summary Compensation Table
The following table sets forth for the periods indicated compensation of the Chairman and Chief Executive Officer and each of the four other most highly compensated executive officers of Aetna (collectively, the “Named Executive Officers”) in 2004.

					Long-Term Compensation

					Awards	Payouts(3)

		Annual Compensation			Securities
					Underlying	Long-Term
Name and Principal				Other Annual	Stock	Incentive	All Other
Position in 2004	Year	Salary(3)	Bonus(3)	Compensation(4)	Options(5)	Plan(6)	Compensation(5)

John W. Rowe, M.D.	2004	$1,133,749	$2,500,000	$231,416	250,000	$0	$145,650
Chairman and	2003	1,042,146	2,200,000	210,312	350,000	7,000,000	185,765
Chief Executive Officer	2002	1,000,000	2,500,000	89,490	350,000	5,198,400	139,115

Ronald A. Williams	2004	$1,028,982	$2,000,000	$60,567	225,000	$0	$57,900
President	2003	914,943	1,800,000	6,353	270,000	6,300,000	79,195
	2002	848,077	1,500,000	41,541	200,000	3,465,600	299,442

Alan M. Bennett	2004	$474,113	$550,000	$1,519	50,000	$0	$15,900
Senior Vice President	2003	439,464	400,000	3,500	70,000	1,715,000	32,684
and Chief Financial Officer	2002	425,000	450,000	5,000	60,000	996,360	121,262

Craig R. Callen	2004	$346,806	$620,000	$19,343	70,000	$0	$50,000
Senior Vice President, Strategic Planning and Business Development(1)

Timothy A. Holt	2004	$448,346	$520,000	$275	45,000	$0	$20,550
Senior Vice President,	2003	425,287	480,000	3,775	60,000	1,820,000	38,259
Chief Investment Officer and Chief Enterprise Risk Officer(2)

(1)	Mr. Callen was not an executive officer of Aetna at any time in 2002 or 2003.
(2)	Mr. Holt was not an executive officer of Aetna at any time in 2002.
(3)	The Salary, Bonus and Long-Term Compensation Payouts columns in the Summary Compensation Table include cash compensation that was deferred by the Named Executive Officers during the years presented. Depending on the type of compensation being deferred, deferred amounts may be credited to the 401(k) Plan and Aetna’s Supplemental 401(k) Plan, an unfunded stock unit account and/or an unfunded interest account until a date or dates selected by the Named Executive Officer. During the period of deferral, amounts deferred to the stock unit account track the value of the Common Stock and earn dividend equivalents. Amounts deferred to the interest account accrue interest pursuant to a formula equal to the rate of interest paid from time to time under the fixed interest rate fund option of the 401(k) Plan (4.10% per year for the period January to June 2005). In 2004, Dr. Rowe and Mr. Williams earned $2,054 and $4,560, respectively, in dividend equivalents on their deferred stock unit accounts, and Dr. Rowe and Messrs. Williams and Bennett accrued $4,152, $88,158 and $9,157, respectively, in interest on their interest accounts. At December 31, 2004, Mr. Bennett did not have a deferred stock unit account, and neither Mr. Callen nor Mr. Holt had a deferral account.

(4)	Other Annual Compensation consists of the following:

		Personal	Personal				Reimburse-
		Use of	Use of				ment for	Total Other
		Corporate	Corporate	Financial	Professional	Club	Income	Annual
		Aircraft	Vehicles	Planning	Dues	Dues	Taxes	Compensation

Dr. Rowe	2004	$206,322	$6,935	$	$15,276	$2,883	$0	$231,416
	2003	198,015	5,870		3,326	2,831	270	210,312
	2002	80,360	3,847		2,698	2,585	0	89,490
Mr. Williams	2004	57,472	3,095	0			0	60,567
	2003	2,094	524	3,500			235	6,353
	2002	34,867	1,302	5,000			372	41,541
Mr. Bennett	2004	554		0	965			1,519
	2003			3,500				3,500
	2002			5,000				5,000
Mr. Callen	2004	18,660	683					19,343
Mr. Holt	2004			0	275			275
	2003			3,500	275			3,775

(5)	Represents stock options granted under the Aetna Inc. 2000 Stock Incentive Plan (the “2000 Stock Plan”).
(6)	Represents the value of previously awarded performance units that vested upon attainment of specified performance criteria. For performance year 2003, the amount of the award, after payment of taxes, in excess of 15,000 shares (20,000 shares in the case of Dr. Rowe) was paid in cash.
(7)	All Other Compensation consists of the following:

				Matching
				Contributions by
		Life Insurance		Aetna under	Performance
		Premiums on		401(k) Plan	Based
		Policies Owned		and/or	Contribution
		by Named	Retention	Supplemental	under	Relocation	Total All Other
		Executive	Bonus	401(k) Plan	401(k) Plan	Expenses	Compensation

Dr. Rowe	2004	$73,500	$	$72,150	$0	$	$145,650
	2003	73,500		106,265	6,000		185,765
	2002	73,500		59,615	6,000		139,115
Mr. Williams	2004		0	57,900	0	0	57,900
	2003		0	72,448	6,000	747	79,195
	2002		250,000	43,442	6,000		299,442
Mr. Bennett	2004		0	15,900	0		15,900
	2003		0	26,684	6,000		32,684
	2002		100,000	15,262	6,000		121,262
Mr. Callen	2004					50,000	50,000
Mr. Holt	2004			20,550	0		20,550
	2003			32,259	6,000		38,259

The 401(k) Plan is qualified under the Code. For 2004, Aetna matched 50% of the amount deferred by employees under the 401(k) Plan up to 6% of eligible pay. In addition, for performance years 2002-2004, employees were eligible to receive an additional performance-based 401(k) Plan contribution of up to 3% of eligible pay, not to exceed $6,000. For performance year 2004, the Company did not satisfy the performance criteria, and no performance-based contributions were paid in 2005. Performance-based contributions vest after the employee attains three years of service. Aetna has established the Supplemental 401(k) Plan to provide the deferral and certain limited matching benefits that would have been credited to the 401(k) Plan but for limits imposed by the Employee Retirement Income Security Act and the Code. The Supplemental 401(k) Plan also is used to provide other benefits not otherwise payable under the 401(k) Plan, as provided from time to time by the Board.
Aetna employees, including the persons named in the Summary Compensation Table on page 26, may elect to participate in Aetna’s Employee Stock Purchase Plan (the “ESPP”). Under the ESPP, which is a shareholder-approved, tax qualified stock purchase plan, eligible employees purchase Common Stock at a discount. The purchase price is 90% of the lower of the fair market value of the Common Stock on the first or last day of a six-month offering period. The maximum value of shares that may be purchased in a calendar year is $25,000. Mr. Williams has participated in the ESPP since January 2003.
Stock Option Grants Table
The following table sets forth information concerning stock options granted during 2004 by Aetna to the persons listed in the Summary Compensation Table on page 26. The hypothetical grant date present values of stock options granted in 2004 shown below are presented pursuant to SEC rules and are calculated under the modified Black-Scholes Model for pricing options.

Individual Grants(1)

			Percent of
	Number of		Total Stock
	Securities		Options
	Underlying		Granted to	Exercise		Grant Date
	Stock Options		Employees in	Price Per	Expiration	Present
Name	Granted		2004	Share	Date	Value

John W. Rowe, M.D.	250,000	(2)	6.29%	$77.50	02/13/14	$6,108,475	(5)
Ronald A. Williams	225,000	(2)	5.66%	77.50	02/13/14	5,497,628	(5)
Alan M. Bennett	50,000	(2)	1.26%	77.50	02/13/14	1,221,695	(5)
Craig R. Callen	60,000	(3)	1.51%	87.50	04/28/14	1,746,212	(6)
	10,000	(4)	0.25%	82.75	04/30/14	274,842	(7)
Timothy A. Holt	45,000	(2)	1.13%	77.50	02/13/14	1,099,526	(5)

(1)	All options were granted under the 2000 Stock Plan. The 2000 Stock Plan permits participants to use shares of Aetna Common Stock to exercise options. The 2000 Stock Plan provides that the option price shall not be less than 100% of the fair market value of the Common Stock on the date the option is granted. Under the 2000 Stock Plan, options may be granted until November 30, 2010.
(2)	Date of grant was February 13, 2004; initial exercise date was December 31, 2004; option vested December 31, 2004.
(3)	Date of grant was April 28, 2004; initial exercise date was December 31, 2004; option vested December 31, 2004.
(4)	Date of grant was April 30, 2004; initial exercise date was December 31, 2004; option vested December 31, 2004.
(5)	The assumptions made and factors used by Aetna in the modified Black-Scholes Model calculation for the options granted February 13, 2004 were as follows: (i) a volatility factor of 34%, representing the Aetna and competitor market basket volatility value using a five-year historical daily volatility as of the date of the option grant; (ii) a risk-free rate of return of 3.01%, representing the five-year U.S. Treasury bond rate in effect on the date of the option grant; (iii) a dividend yield of 0.1%, representing Aetna’s then current annual dividend, divided by the Common Stock price on the date of the option grant; and (iv) a 4.1299-year option term, representing the historical average life of the options granted. No further discount of the option value calculated was taken to give effect to the risk of forfeiture or the fact that the options are not freely transferable.
(6)	The assumptions made and factors used by Aetna in the modified Black-Scholes Model calculation for the options granted April 28, 2004 were as follows: (i) a volatility factor of 35%, representing the Aetna and competitor market basket volatility value using a five-year historical daily volatility as of the date of the option grant; (ii) a risk-free rate of return of 3.60%, representing the five-year U.S. Treasury bond rate in effect on the date of the option grant; (iii) a dividend yield of 0.1%, representing Aetna’s then current annual dividend, divided by the Common Stock price on the date of the option grant; and (iv) a 4.1299-year option term, representing the historical average life of the options granted. No further discount of the option value calculated was taken to give effect to the risk of forfeiture or the fact that the options are not freely transferable.

(7)	The assumptions made and factors used by Aetna in the modified Black-Scholes Model calculation for the options granted April 30, 2004 were as follows: (i) a volatility factor of 35%, representing the Aetna and competitor market basket volatility value using a five-year historical daily volatility as of the date of the option grant; (ii) a risk-free rate of return of 3.63%, representing the five-year U.S. Treasury bond rate in effect on the date of the option grant; (iii) a dividend yield of 0.1%, representing Aetna’s then current annual dividend, divided by the Common Stock price on the date of the option grant; and (iv) a 4.1299-year option term, representing the historical average life of the options granted. No further discount of the option value calculated was taken to give effect to the risk of forfeiture or the fact that the options are not freely transferable.

There is no assurance that the hypothetical present values of stock options presented in the preceding table represent the actual values of such options. The hypothetical values shown should not be construed as predictions by Aetna as to the future value of its Common Stock.
On February 11, 2005, the Company granted Dr. Rowe and Messrs. Williams, Bennett, Callen and Holt 227,976, 186,103, 46,526, 48,852 and 40,710 options, respectively. The options will vest in three substantially equal installments on June 30, 2005, February 11, 2007 and February 11, 2008. The exercise price per share of these options is $133.50, the closing price of Aetna’s Common Stock on February 11, 2005.
Stock Option Exercises and December 31, 2004 Stock Option Value Table
The following table sets forth information concerning stock options exercised during 2004 by the persons listed in the Summary Compensation Table on page 26 and the number and value of specified options held by those persons at December 31, 2004. The values of unexercised in-the-money stock options at December 31, 2004 shown below are presented pursuant to SEC rules. There is no assurance that the values of unexercised in-the-money stock options reflected in this table will be realized.

					Value of
			Number of Securities		Unexercised
			Underlying		In-the-Money
	Shares		Unexercised Options at		Options at
	Acquired	Value	December 31, 2004		December 31, 2004(1)
	on	Realized on
Name	Exercise	Exercise	Exercisable	Unexercisable(2)	Exercisable	Unexercisable(2)

John W. Rowe, M.D.	274,003	$18,208,281	1,597,461	350,000	$135,006,213	$29,716,169
Ronald A. Williams	0	0	1,248,333	246,667	100,399,187	20,847,963
Alan M. Bennett	50,000	2,399,915	120,611	66,666	8,519,562	5,646,611
Craig R. Callen	0	0	70,000	0	2,640,000	0
Timothy A. Holt	33,000	1,931,708	287,009	58,333	24,145,966	4,945,887

(1)	Based on the December 31, 2004 closing stock price of $124.75.
(2)	Represents stock options that are not vested.

Long-Term Incentive Plan Awards Table
The following table sets forth information concerning long-term incentive awards granted during 2004 under the 2000 Stock Plan to the persons listed in the Summary Compensation Table on page 26.

		Performance	Estimated Future Payouts
		or Other	(in Cash) Under
	Number of	Period Until	Non-Stock Price Based Plans
	Units Granted	Maturation
Name	in 2004(1)	or Payout	Threshold	Target	Maximum

John W. Rowe, M.D.	28,500	2004-2005	$2,137,500	$2,850,000	$4,631,250
Ronald A. Williams	26,000	2004-2005	1,950,000	2,600,000	4,225,000
Alan M. Bennett	6,000	2004-2005	450,000	600,000	975,000
Craig R. Callen	7,000	2004-2005	525,000	700,000	1,137,500
Timothy A. Holt	6,000	2004-2005	450,000	600,000	975,000

(1)	The performance units will vest and become payable if the Company meets specified performance objectives set for the two year performance period 2004-2005. The performance goals for 2004-2005 are based on Company performance against two internal measures (earnings per share growth and return on capital) modified by an external measure (total shareholder return versus the Company’s health care competitors). The units are payable in cash.
In January 2005, the Compensation Committee awarded Dr. Rowe and Messrs. Williams, Bennett, Callen and Holt the long-term performance units described in the table on page 43. Each unit represents the right to receive $100 in stock or cash at the discretion of the Compensation Committee and will vest if the Company meets specified performance objectives set for the two year performance period 2005-2006. The performance goals for 2005-2006 are based on Company performance against two internal measures (growth in earnings per share and return on capital) and an external measure (total shareholder return relative to competitors).
Pension Plan
Aetna provides for certain of its employees a noncontributory, defined benefit pension plan (the “Pension Plan”). Effective January 1, 1999, the Pension Plan was amended to convert the plan’s final average pay benefit formula to a cash balance design. Under this design, the pension benefit is expressed as a cash balance account. Each year, a participant’s cash balance account is credited with (i) a pension credit based on the participant’s age, years of service and eligible pay for that year, and (ii) an interest credit based on the participant’s account balance as of the beginning of the year and an interest rate that equals the average 30-year U.S. Treasury bond rate for October of the prior calendar year. For 2004, the interest rate was 5.16%. For purposes of the Pension Plan, eligible pay is generally base pay and certain other forms of cash compensation, including annual performance bonuses, but excluding long-term incentive compensation and proceeds from stock option exercises.
Employees with pension benefits as of December 31, 1998, including Mr. Holt, are considered transition participants under the Pension Plan. Under the current plan design, transition participants continue to accrue benefits under the Pension Plan’s final average pay formula until December 31, 2006. Under the final average pay formula, retirement benefits are calculated on the basis of (i) the number of years of credited service (maximum credit is 35 years) and (ii) the employee’s average annual earnings during the 60 consecutive months out of the last 120 months of service that yield the highest annual compensation. On termination of employment, the value of the cash balance account is compared to the lump sum value of the benefit under the final average pay formula, and the greater of these two amounts becomes the cash balance account value.
The estimated annual benefit expressed as a single life annuity payable at age 65 for Dr. Rowe is $700,233, for Mr. Williams is $1,249,298, for Mr. Bennett is $230,063, for Mr. Callen is $100,635 and for Mr. Holt is $663,831. Under his employment agreement, Dr. Rowe is eligible to vest to a minimum annual benefit expressed as a single life annuity (at age 62) of not less than $750,000 (offset by Company contributions to the 401(k) Plan and the Supplemental 401(k) Plan), with $600,000 vested at September 14, 2004 and the remainder subject to vesting in one installment on September 14, 2005. These estimates assume each Named Executive Officer continues working for Aetna until age 65, the account balance receives annual interest credits of 4.86% for 2005 and 6.00% thereafter, pension eligible pay increases 4.00% per year, there are no future annual performance bonuses, the Social Security wage base increases 4.00% per year, and the Pension Plan continues unchanged until the projection date. Actual benefits will vary. The estimated benefits do not take into account any reduction for joint and survivorship payments, any offset for Social Security benefits to be received by the employee, or, in the case of estimated benefits, payment of lump sum benefits of up to 50% of the employee’s cash balance account at the election of the employee.
The Code limits the maximum annual benefit that may be accrued under and paid from a tax-qualified plan such as the Pension Plan. As a result, Aetna has established a Supplemental Pension Plan to provide benefits (included in the amounts listed in the preceding paragraph) that would exceed the Code limit. The Supplemental Pension Plan also is used to pay other pension benefits not otherwise payable under the Pension Plan, including additional years of credited service beyond years actually served, additional years of age, and covered compensation in excess of that permitted under the Pension Plan.
Other Agreements
Aetna administers a Job Elimination Benefits Plan under which employees, including Aetna’s executive officers, terminated by Aetna due to re-engineering, reorganization or staff reduction efforts may receive a maximum of 52 weeks of continuing salary depending on years of service and pay level. Under certain circumstances, determined on a case-by-case basis, additional severance pay benefits may be granted for the purposes of inducing employment of senior officers or rewarding past service. Certain benefits continue for part of the severance period.
Aetna has entered into an employment agreement with Dr. Rowe. Under the agreement, which was amended effective June 27, 2003 and is for a remaining term ending December 31, 2006, Dr. Rowe is entitled to an annual salary of not less than $1,100,000, a target annual bonus opportunity of 150% of base salary and a maximum annual bonus opportunity of 300% of base salary. In addition to certain other benefits, Dr. Rowe will be entitled to a minimum annual pension of $750,000 (offset by Company contributions to the 401(k) Plan and the Supplemental 401(k) Plan) commencing at age 62 (with $450,000 vested at September 14, 2003 and the remainder subject to vesting in two equal annual installments) and will be credited with two years of service for each full year of service rendered for purposes of determining his eligibility for retiree medical benefits. If Aetna terminates Dr. Rowe’s employment other than for “cause” (as defined in the agreement), death or disability, or Dr. Rowe terminates his employment for “good reason” (as defined in the agreement), he will be entitled to 104 weeks (156 weeks if such termination is within two years following a change-in-control) of cash compensation (calculated as annual base salary and target annual bonus) and his pro rata bonus for the year of termination. Aetna has agreed generally to make Dr. Rowe whole for any excise taxes incurred as a result of payments made under his agreement or otherwise. The Compensation Committee has set Dr. Rowe’s 2005 salary at $1,100,000, the same as for 2004.
Aetna entered into an amended and restated employment agreement with Mr. Williams on December 5, 2003. Under the agreement, which is for a remaining term ending December 31, 2006, with one-year extensions running through 2013, Mr. Williams is entitled to an annual salary of not less than $1,000,000, a target annual bonus opportunity of at least 120% of base salary and a maximum annual bonus opportunity of at least 200% of base salary. In addition to certain other benefits, Mr. Williams will vest in a pension benefit in five equal annual installments beginning on April 2, 2001, and for each of calendar years 2005 through 2010, Mr. Williams will receive an additional fully vested pension accrual in an amount equal to his base salary for such year. This additional pension accrual will not be credited if Mr. Williams is not actively employed by Aetna and will be offset by the value of Mr. Williams’ vested benefit under his prior employer’s pension plan. If Aetna terminates Mr. Williams’ employment other than for “cause” (as defined in the agreement), death or disability, or Mr. Williams terminates his employment for “good reason” (as defined in the agreement), he will be entitled to 104 weeks (156 weeks if such termination is within two years following a change-in-control) of cash compensation (calculated as annual base salary and target annual bonus) and his pro rata bonus for the year of termination. Aetna has agreed generally to make Mr. Williams whole for certain excise taxes incurred as a result of payments made under his agreement or otherwise. The Compensation Committee has set Mr. Williams’ 2005 salary at $1,000,000, the same as for 2004.
Aetna has entered into an employment agreement and a retention arrangement with Mr. Bennett. Under his employment agreement, if Aetna terminates Mr. Bennett’s employment other than for cause, Mr. Bennett will be entitled to 78 weeks of cash compensation (calculated as base salary and target annual bonus). If the Company notifies Mr. Bennett at the end of any severance period that he is unable to sell the underlying stock in an open market transaction due to access to material nonpublic information pertaining to the Company, Mr. Bennett will have an additional 90 days to exercise his options from the date the Company notifies him he is no longer precluded from selling such shares (but in no event may the options be exercised beyond the original term of the option). Under his retention arrangement, Mr. Bennett’s base salary was increased to $550,000 effective January 1, 2005, and he will receive an additional two years of service credit under Aetna’s defined benefit pension plans if he (i) remains actively employed by Aetna (as defined in the arrangement) on November 23, 2007, (ii) he executes a release of employment claims in customary form and (iii) Aetna has not been required to prepare an accounting restatement for any period beginning October 1, 2001 through November 23, 2007.
Aetna has entered into an agreement with Mr. Callen. Under the agreement, Mr. Callen was hired with an annual salary of $575,000. The agreement provided for an initial grant of 60,000 stock options, which include a one year post-employment termination exercise period, a target annual bonus opportunity of 80% of base salary, 7,000 performance units and a payment of $50,000 to defray his expenses of establishing a residence in the Hartford, Connecticut area. If Aetna terminates Mr. Callen’s employment other than for “cause” (as defined in the agreement), he will be entitled to 52 weeks of base salary continuation. Mr. Callen also was granted an additional 10,000 stock options during 2004. The Compensation Committee has set Mr. Callen’s 2005 salary at $590,000.
Under his agreements with Aetna, if Aetna involuntarily terminates Mr. Holt’s employment, he is entitled to 52 weeks of salary continuation (or such greater amount as may be provided under the Company’s severance program then in effect) and able to elect into the Company’s retiree medical and/or dental plans on a one-time basis. The Compensation Committee has set Mr. Holt’s 2005 salary at $450,000.
Annual bonuses paid to the Named Executive Officers are paid under Aetna’s 2001 Annual Incentive Plan. On February 25, 2005, the Compensation Committee set the 2005 performance goals under the 2001 Annual Incentive Plan. The primary goal is based on corporate net income, and the secondary goal is based on corporate revenue. The maximum bonus that may be paid to any Named Executive Officer under the 2001 Annual Incentive Plan is $3 million. The Compensation Committee will determine individual bonus amounts in early 2006 based on a review of the Company’s performance against the specified targets and a review of individual performance. The Compensation Committee has discretion to pay less than the maximum bonus permitted by the 2001 Annual Incentive Plan.
The Board has approved provisions for certain benefits of Company employees upon a change-in-control of Aetna (as defined). The provisions provide that the Job Elimination Benefits Plan shall provide an enhanced benefit and shall become noncancelable for a period of two years following a change-in-control. Upon a change-in-control, all previously granted stock options that have not yet vested will become vested and immediately exercisable, and bonuses payable under Aetna’s 2001 Annual Incentive Plan will become payable based on the target award for participants. Outstanding long-term incentive awards also vest and become payable at the greater of the level that would be paid based on actual performance as of the date of the change-in-control or target. Provision also has been made to maintain the aggregate value of specified benefits for one year following a change-in-control.

Report of the Committee on Compensation and Organization
What is the role of the Compensation Committee?
The Charter of the Compensation Committee, which is available on the Company’s Web site (www.aetna.com/governance), gives the Committee the following key responsibilities:

•	evaluate and determine the compensation of executive officers and other key executives as identified by the Committee;

•	oversee the Company’s compensation and benefits plans, policies and programs;

•	administer the Company’s equity-based incentive compensation plans and executive bonus plans; and

•	consider from time to time and, when appropriate, make recommendations to the Board as to the development and succession plans for the Company’s senior management.
The Committee is composed entirely of nonmanagement Directors who, in the business judgment of the Board, meet the independence requirements set forth in the NYSE listing standards and other relevant rules. In carrying out its responsibilities, the Committee is authorized to engage, and has engaged, an outside compensation consultant to assist it. The Committee has the sole authority to approve the fees and other retention terms of the consultant. The Committee reports to the full Board of Directors on any actions and recommendations it has following every meeting. The Committee also periodically meets in executive session without members of management or management directors present.
What is the Compensation Committee’s compensation philosophy for Aetna?
The Committee believes that the Company’s total compensation program must support the Company’s strategy, be competitive, and provide both significant rewards for outstanding financial performance and clear financial consequences for underperformance. The Committee believes that a significant portion of an executive’s compensation should be “at risk” in the form of annual and long-term incentive awards that are paid, if at all, based on individual and Company performance. In addition, the Committee believes it is important to link a significant portion of an executive officer’s compensation to the value of the Company’s stock to further align the interests of executives with the interests of Aetna’s shareholders.
What are the elements of Aetna’s executive compensation program?
The compensation program for executive officers consists of the following elements:

•	base salary;

•	performance-based annual bonus; and

•	performance-based long-term incentive awards (stock options and performance units).
The Committee also may grant restricted stock or other stock-based compensation in connection with hiring senior executives or in other situations based on individual circumstances.
The Company’s compensation program, in general, is designed to set total target compensation opportunity (salary, performance-based annual bonus, and performance-based long-term incentive awards) at the median level of the total compensation paid to similarly positioned executives at companies in a comparison group selected for each executive officer position (the “Comparison Group”) at median performance. The program is designed to deliver above median compensation for above median performance and below median compensation for below median performance. The Comparison Group for each executive differs based on the executive’s position. The Comparison Group for each position is selected from publicly traded companies that are major competitors in the marketplace for talent for that position. For positions that are primarily health care related, the Comparison Group includes eight of the 12 companies in the Morgan Stanley Healthcare Payors Index (see the Corporate Performance Graph on page 38). The pay information for each Comparison Group is developed through market pay survey data collected and analyzed by an outside compensation consultant. The analysis, which is conducted by the compensation consultant and the Company, includes a regression analysis (adjustment to market compensation data to account for company size and revenue) and a scenario analysis, which evaluates total compensation to an executive officer under various scenarios, including termination of employment. On occasion, the Committee will approve an above median total target compensation opportunity when individual performance or other circumstances warrant. For executive officers, performance-based components (annual performance-based bonus, stock options and performance units) account for a significantly larger percentage of total compensation opportunity. Executive officers also are eligible for other employee benefits. These are described in the Summary Compensation Table (see page 26) and elsewhere in this Proxy Statement.
How were base salaries for executive officers determined?
Base salaries for executive officers are generally reviewed annually by the Committee. In making salary determinations, the Committee considers the terms of any employment contract with the executive, the recommendations of the Chief Executive Officer (as to other executive officers), salary norms for persons in comparable positions in the executive’s Comparison Group, the executive’s experience and scope of responsibility, and a subjective assessment of the executive’s individual contributions to Company results. Due to the Company’s cost cutting efforts in 2004, outside of promotion adjustments and contractual commitments, salaries for executive officers and other senior executives were not changed in 2004.
How were annual performance-based bonuses determined?
The purpose of the annual bonus program is to align the interests of executive officers with Aetna’s shareholders by motivating executive officers to achieve superior financial and operational performance that increases shareholder value. Under the 2001 Annual Incentive Plan (the “Annual Incentive Plan”) and Annual Bonus Plan, the Committee establishes specific financial and operational goals at the beginning of each performance year, and bonus funding is linked directly to achievement of those goals. The Annual Incentive Plan and Annual Bonus Plan goals, described in more detail below, are directly aligned with the Company’s strategic and business plans approved by the Board.
Annual Incentive Plan (162(m) qualified). The Annual Incentive Plan applies to executives named in the Company’s Proxy Statement. The maximum award permitted under the Annual Incentive Plan is $3 million, and the Committee’s practice has been to limit awards under the Annual Incentive Plan to 200% of the named executive’s target bonus. Under the Annual Incentive Plan, the target bonus opportunity for the named executives for 2004 ranged from 65% to 150% of base salary. The two goals established for 2004 under the Annual Incentive Plan related to the achievement of specified levels of (i) corporate net income and (ii) revenue. If 100% of either goal is met, the maximum award permitted under the Plan may be paid. If neither of these goals is met at the 100% level, the maximum bonus payable is proportionately reduced. The Committee has discretion to pay less than the maximum amount permitted by the Plan. For 2004, the Company’s net income was $2.2 billion and its total revenues were $19.9 billion, each exceeding the pre-established performance goals and permitting the payment of a maximum bonus. The actual bonus amounts paid to the named executive officers were less than the maximum allowable amount, and were determined by the Committee after consideration of the recommendations of the Chief Executive Officer (for other executive officers), a review of Company performance versus the Annual Bonus Plan goals described below, and a subjective evaluation of each named executive’s individual contributions to Company results. Actual awards to the named executive officers under the Annual Incentive Plan ranged from 135% to 184% of target bonus opportunity depending on individual performance.
Annual Bonus Plan. Executive officers who do not participate in the Annual Incentive Plan participate in the Annual Bonus Plan (“ABP”). For 2004, bonus pool funding under the ABP depended upon the Company’s performance against the following measures (each weighted as noted): (i) financial performance (60% — measured by attaining a specific level of cash operating earnings, expense reduction and total revenue); (ii) health cost management (15% — measured by commercial risk health and dental cost trends and Medicare risk trends); (iii) growth (10% — measured by net membership growth and group insurance revenue); and (iv) constituent focus (15% — measured externally by member, hospital, plan sponsor and broker/consultant satisfaction and internally by achievement of performance management and diversity milestones and employee survey results).
Under the ABP, if 100% of the goals are met, in the aggregate, up to 100% of the target bonus pool is funded. If the goals are exceeded, in the aggregate, by a sufficient margin, up to a maximum of 150% of the bonus pool is funded. The Committee’s practice has been to limit awards under the ABP to 200% of an executive officer’s target bonus. For 2004, under the ABP, the target bonus opportunity for executive officers ranged from 65% to 80% of base salary.
For 2004, the Company reported operating earnings that exceeded the targeted level of operating earnings, and the financial goals in the aggregate were met at just under the maximum level. The health cost management goal was met at the maximum level. On the other hand, with the exception of the Company’s dental and group insurance businesses, performance against the growth goals was at or below target. The constituent focus goals varied, some were met at above target levels and others were at below target levels. Based on this aggregate performance and after applying the weightings noted above, the Committee determined the bonus pool funding to be 123.7% of target.
In the context of this bonus funding, the Committee determined the bonus amounts paid to individual executive officers after an evaluation of recommendations made by the Chief Executive Officer and a subjective assessment of individual contributions to Company results. Actual awards to executive officers under the ABP ranged from 118% to 135% of target bonus opportunity depending on individual performance.
What is the objective of the long-term incentive awards (stock options and performance units)?
The Company’s long-term incentives are in the form of stock option and performance unit awards. The objective of these awards is to advance the longer-term interests of the Company and its shareholders. They complement incentives tied to annual performance. The amount of the long-term award (stock options and performance units) is determined to set total target compensation opportunity at the median level of the total compensation paid to similarly positioned executives at companies in the executive’s Comparison Group at median performance. In general, the theoretical value of long-term incentive awards to participants at grant date is delivered 70% in stock options and 30% in performance units. The programs are designed to provide incentives for executives to increase shareholder value over time.
Stock Options. The Committee believes that stock option awards further align the interests of executive officers with the interests of shareholders in increasing shareholder value. The Committee grants stock options at not less than 100% of the fair market value of the Common Stock on the date of grant. Because stock options provide value only in the event of share price appreciation, the Committee believes stock options are, by their nature, performance-based and should be an important component of Aetna’s executive compensation program. The value of the stock option component of an executive officer’s compensation opportunity is converted into a specific number of shares subject to option by assigning each option an estimated realizable value using a modified Black-Scholes formula. In making stock option awards, the Committee also considers overall share utilization and shareholder dilution. The Committee does not consider prior stock option grants in determining the number of shares subject to a grant.
Performance Units. In 2004, the Committee granted performance-based stock units to senior Company employees, including the executive officers. Each unit represents $100 at target performance. Under the award agreements, the performance-based units will vest and become payable if the Company meets the specified performance goals set for the two-year performance period (2004-2005). The performance goals for the 2004-2005 award are based on Company performance against two internal measures (earnings per share growth and return on capital) modified upwards or downwards by up to 30% by an external measure

(total shareholder return versus the Company’s health care competitors). The maximum payout under this program is 162.5% of the target award. The estimated future payouts under this program are set forth in the Long-Term Incentive Plan Awards Table on page 30.
Does the Company grant other stock-based awards to executive officers?
From time to time, the Committee also approves stock options, restricted stock, or other stock-based compensation in connection with hiring, promotions or other situations where the Committee believes a stock option, restricted stock or other stock-based award to be an appropriate incentive. The amount granted in these instances is determined by the Committee based on the individual circumstances.
How has the Company responded to IRS limits on deductibility of compensation?
Section 162(m) of the Code limits the tax deductibility of compensation in excess of $1 million paid to certain executive officers, unless the payments are made under plans that satisfy the technical requirements of the Code. The Committee believes that pay over $1 million is, in some circumstances, necessary to attract and retain executives in a competitive marketplace. Stock options and performance units granted under the 2000 Stock Plan and annual bonuses paid under the Annual Incentive Plan are designed so that the compensation paid will be tax deductible by the Company. The Committee believes that there are circumstances under which it is appropriate for the Committee to elect to forgo deductibility to maintain flexibility or to continue to pay competitive compensation.
Does the Company have stock ownership guidelines for executive officers?
In furtherance of the Committee’s philosophy of the importance of using stock-based compensation to align the interests of executives with the interests of other shareholders, in 2004 the Company implemented minimum stock ownership requirements for the Chief Executive Officer and other senior executives. The current ownership requirements are based on the executive’s pay opportunities and position within the Company. Those ownership levels (which include shares owned and vested stock units but not vested stock options) are as follows: Chief Executive Officer — 5 times base salary; President — 4 times base salary; other executive officers — 3 times base salary. As of February 25, 2005, Dr. Rowe and Messrs. Williams, Bennett and Holt each exceeded the requirements of this program. Mr. Callen, who joined the Company in June 2004, does not currently meet these requirements and has three years to do so.
What was the basis for Dr. Rowe’s 2004 compensation?
Overview. As in past years, the large majority of Dr. Rowe’s compensation was performance-based. Dr. Rowe’s compensation opportunity at target performance is set at approximately the median of chief executive officers at companies in his Comparison Group. Dr. Rowe’s Comparison Group is made up of 11 companies. Eight of these companies are included in the Morgan Stanley Healthcare Payors Index. His actual pay for 2004 was above median due to the above median performance of the Company.
Base Salary. During 2004, the Committee reviewed the base salary for Dr. Rowe and, for the reasons described above with respect to executive officers generally, decided not to make any changes for 2004. To preserve the tax deductibility of Dr. Rowe’s salary under Section 162(m), Dr. Rowe’s annual salary in excess of $1,000,000 is subject to mandatory deferral and payable to Dr. Rowe upon termination of employment. The deferred amount earns interest at the rate paid by the fixed interest rate fund option of the Company’s 401(k) Plan (4.1% per year for the period January to June 2005).
2004 Annual Performance-based Bonus. As noted above, the Committee determined that the goals set under the Annual Incentive Plan, in which Dr. Rowe participates, were exceeded at the maximum level and that the Company’s Annual Bonus Plan goals were met at a level of 123.7%. The Committee also established specific non-financial objectives for Dr. Rowe at the beginning of 2004. The Company’s superior financial performance, as well as the Committee’s review of the overall quality of Dr. Rowe’s non-financial performance in leading the execution of the Company’s strategy, achieving operational excellence and innovation, and cultural transformation, was the basis for the Committee’s decision to award Dr. Rowe a bonus of $2,500,000 (151.5% of his target bonus opportunity). Strategic accomplishments included Aetna’s continued leadership in the consumer-directed health care market and implementing the Company’s business development strategies. Operational accomplishments included improved medical cost forecasting, development of tools to enable customers to leverage health information to help them make better decisions, implementing operational efficiencies, and support for innovative strategies to integrate medical, disability, pharmacy, behavioral health and dental products to help better manage health care quality and cost. Accomplishments related to cultural transformation included strengthening management throughout the Company and leading the Company’s focus on core values and business ethics. The Committee also recognized Dr. Rowe’s industry leadership role on policy matters, including Medicare reform, genetic testing and racial and ethnic health care disparities.
Long-term Incentive Awards. In 2004, consistent with the philosophy set forth above, Dr. Rowe was granted a stock option for 250,000 shares of Common Stock and 28,500 performance units. The terms of the performance units and options are described above. The amount of the stock options and performance units were determined by the Committee after a review of competitive market pay data of companies in Dr. Rowe’s Comparison Group and his performance. The 2004 award, which was delivered 70% in options and 30% in performance units, is designed to deliver a median pay opportunity for median performance.
The Committee on Compensation and Organization
Michael H. Jordan, Chairman
Betsy Z. Cohen
Gerald Greenwald
Jack D. Kuehler

Corporate Performance Graph
The following graph compares the cumulative total shareholder return on Aetna’s Common Stock (assuming reinvestment of dividends) with the cumulative total return on the published Standard & Poor’s 500 Stock Index (“S&P 500”) and the cumulative total return on the published Morgan Stanley Healthcare Payors Index (12 companies at February 11, 2005)* from December 14, 2000, the date the Common Stock was first traded publicly, until the end of 2004. The graph assumes a $100 investment in shares of Aetna Common Stock on December 14, 2000.
CUMULATIVE TOTAL RETURN FROM DECEMBER 14, 2000 TO

DECEMBER 31, 2004 OF AETNA COMMON STOCK,
S&P 500 AND MORGAN STANLEY HEALTHCARE PAYORS INDEX

*	At February 11, 2005, the companies included in the Morgan Stanley Healthcare Payors Index were: Aetna, Amerigroup Corporation, CIGNA Corporation, Coventry Health Care, Inc., Health Net, Inc., Humana Inc., Molina Healthcare, Inc., PacifiCare Health Systems, Inc., Sierra Health Services, Inc., UnitedHealth Group Incorporated, Wellchoice, Inc. and WellPoint, Inc. Cumulative total return calculations were provided by SNL Financial LC.
Report of the Audit Committee
The Board has determined in its business judgment that all members of the Audit Committee meet the independence, financial literacy and expertise requirements for audit committee members set forth in the NYSE listing standards. Additionally, the Board has determined in its business judgment that each Committee member, based on his/her background and experience (including that described in this Proxy Statement), has the requisite attributes of an “audit committee financial expert” as defined by the SEC.
The Committee assists the Board in its oversight of (1) the integrity of the financial statements of the Company, (2) the qualifications and independence of the Company’s independent registered public accounting firm (the “Independent Accountants”), (3) the performance of the Company’s internal audit function and the Independent Accountants, and (4) the compliance by the Company with legal and regulatory requirements. The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Independent Accountants and any other accounting firm engaged to perform audit, review or attest services (including the resolution of any disagreements between management and any auditor regarding financial reporting). The Independent Accountants and any other such accounting firm report directly to the Committee.
The Committee operates pursuant to a Charter that was last amended and restated by the Board on January 28, 2005, a copy of which is attached to this Proxy Statement as Annex A. As set forth in the Charter, Aetna’s management is responsible for the preparation, presentation and integrity of Aetna’s financial statements and management’s annual assessment of Aetna’s internal controls over financial reporting. Aetna’s management and Internal Audit Department are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Independent Accountants are responsible for planning and carrying out proper annual audits and quarterly reviews of Aetna’s financial statements. The Independent Accountants express an opinion as to the conformity of Aetna’s annual financial statements with U.S. generally accepted accounting principles and also provide review reports regarding Aetna’s interim financial statements. The Independent Accountants also provide an attestation report regarding Aetna’s internal controls over financial reporting and management’s assessment of those controls.
In the performance of its oversight function, the Committee has reviewed and discussed the audited financial statements with management and the Independent Accountants. The Committee has also discussed with the Independent Accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Committee has also received the written disclosures and the letter from the Independent Accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, including disclosures with respect to services provided by the Independent Accountants, and has discussed with them their independence.
Members of the Committee are not employees of Aetna and, as such, it is not the duty or responsibility of the Committee or its members to conduct auditing or accounting reviews or procedures. In performing their oversight responsibility, members of the Committee rely on information, opinions, reports or statements, including financial statements and other financial data, prepared or presented by officers or employees of Aetna, legal counsel, the Independent Accountants or other persons with professional or expert competence. Accordingly, the Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles and policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee’s considerations and discussions referred to above do not assure that the audit of Aetna’s financial statements by the Independent Accountants has been carried out in accordance with auditing standards generally accepted in the United States of America, that the financial statements are presented in accordance with U.S. generally accepted accounting principles, that Aetna’s internal controls over financial reporting are effective or that the Independent Accountants are in fact “independent.”

Based upon the reports, review and discussions described in this Report, and subject to the limitations on the role and responsibilities of the Committee, certain of which are referred to above and in its Charter, the Committee recommended to the Board that the audited financial statements be included in Aetna’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the SEC.
The Audit Committee
Barbara Hackman Franklin, Chairman
Jeffrey E. Garten
Earl G. Graves
Ellen M. Hancock
Edward J. Ludwig
Joseph P. Newhouse
II.       Appointment of Independent Registered Public Accounting Firm
The Audit Committee has appointed, and the Audit Committee and the Board recommend shareholder approval of, KPMG LLP as the Company’s independent registered public accounting firm (the “Independent Accountants”) for the current calendar year. Representatives of the firm are expected to be available at the Annual Meeting to make a statement if the firm desires and to respond to appropriate questions.
Nonaudit Services and Other Relationships Between the Company and the Independent Accountants
The Company’s practice is not to have its independent auditing firm provide financial information systems design and implementation consulting services. Instead, these services are provided by other accounting or consulting firms. Other types of consulting services have been provided by the independent auditing firm or other accounting and consulting firms from time to time. All new services provided by the independent auditing firm must be approved in advance by the Audit Committee regardless of the size of the engagement. The Chairman of the Committee may approve any proposed engagements that arise between Committee meetings, provided that any such decision is presented to the full Committee at its next scheduled meeting.
In addition, management may not hire as an employee a person who within the last three years was an employee of the Independent Accountants and participated in the audit engagement of the Company’s financial statements if the Audit Committee determines that the hiring of such person would impair the independence of the outside accountants. The independence of the auditing firm also is considered annually by the Audit Committee and the full Board of Directors.

Fees Incurred for 2004 and 2003 Services Performed by the Independent Accountants
The table below provides details of the fees paid to KPMG LLP by the Company for services rendered in 2004 and 2003. As shown in the table below, audit and audit-related fees totaled approximately 99% and 94% of the aggregate fees paid to KPMG for 2004 and 2003 services, respectively, and tax fees made up the remainder. There were no other fees paid to KPMG in 2004 or 2003.

	2004	2003

Audit Fees(1)	$7,545,000	$5,009,100

Audit-Related Fees(2)
Servicing Reports	380,000	552,000
Employee Benefit Plan Audits	113,000	103,000
Audit/ Attest Services Not Required by Statute or Regulation	7,000	7,000

	500,000	662,000
Tax Fees(3)	50,000	368,500
All Other Fees	0	0

Total Fees	$8,095,000	$6,039,600

(1)	Audit Fees include all services performed to comply with generally accepted auditing standards, and services that generally only the Independent Accountants can provide, such as comfort letters, statutory audits, attest services, consents and assistance with and review of documents filed with the SEC. For the Company, these fees include the audit of the Company, the audit of management’s assessment of effective control over internal reporting, quarterly reviews, statutory audits, and actuarial and attest services required by applicable law.

(2)	Audit-Related Fees are for audit and related attestation services that traditionally are performed by the Independent Accountants, and, for the Company, include servicing reports, employee benefit plan audits, and audit and attest services that are not required by applicable law. Servicing reports represent reviews of the Company’s claim administration functions that are provided to customers.

(3)	Tax Fees include all services performed by professional staff in the Independent Accountants’ tax division, except for those services related to the audit. The substantial majority of Tax Fees for 2003 represents data computation services, not expected to recur, related to prior year tax return matters that were settled in 2003.
The affirmative vote of a majority of the votes cast is required for approval of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the current calendar year.
The Audit Committee and the Board recommend a vote FOR the approval of KPMG LLP as the Company’s independent registered public accounting firm for the current calendar year. If you complete the enclosed proxy card, unless you direct to the contrary on that card, the shares represented by that proxy card will be voted FOR approval of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the current calendar year.

III.       Approval of Continued Use of Certain Performance Criteria Under the Aetna Inc. 2000 Stock Incentive Plan
Under Section 162(m) of the Code (“Section 162(m)”), in order for most compensation in excess of $1,000,000 paid in any year to any “covered employee” (defined in Section 162(m) as a company’s chief executive officer or any of such company’s four other most highly compensated executive officers named in the proxy statement who remain in office on the last day of the relevant taxable year, together referred to as “Covered Employees”) to be deductible by Aetna, such compensation must qualify as “performance-based” (as defined by Section 162(m)). To qualify as performance-based for this purpose, Section 162(m) requires that shareholders must approve the performance criteria used under certain performance-based programs such as the Aetna Inc. 2000 Stock Incentive Plan (the “2000 Stock Plan”). Where these criteria provide the Company a choice among different measures, shareholders must reapprove the performance criteria every five years. Long-term incentive awards issued to Covered Employees under the 2000 Stock Plan are designed to comply with Section 162(m), and Aetna is now seeking reapproval of those performance criteria to preserve deductibility under Section 162(m) with respect to such awards.
In 2000, Aetna’s shareholders approved the 2000 Stock Plan. The 2000 Stock Plan allows Aetna’s Compensation Committee to award long-term incentive awards in the form of Incentive Stock and Incentive Units (each of which is described below) that vest on the basis of specific performance targets determined at the time of grant. Under the 2000 Stock Plan, the performance targets for the awards are required to relate to at least one of the following criteria, which may be determined solely by reference to the performance of Aetna, a subsidiary (or any business unit thereof) or based on comparative performance relative to other companies: (1) net income, (2) earnings before income taxes, (3) earnings per share, (4) return on shareholders equity, (5) expense management, (6) profitability of an identifiable business unit or product, (7) ratio of claims to revenues, (8) revenue growth, (9) earnings growth, (10) total shareholder return, (11) cash flow, (12) return on assets, (13) pretax operating income, (14) net economic profit (operating earnings minus a charge for capital), (15) customer satisfaction, (16) provider satisfaction, (17) employee satisfaction, (18) quality of networks, (19) strategic innovation or (20) any combination of the foregoing.
Under the 2000 Stock Plan, the maximum number of shares of Common Stock that may be subject to any performance-based award of Incentive Stock or Incentive Units to an executive officer with respect to a restricted period is 500,000, subject to changes required by a fundamental corporate event (e.g., a stock dividend or stock split).

The amount of long-term incentive awards to be paid in the future to Aetna’s current and future Covered Employees under the 2000 Stock Plan cannot be determined at this time, as actual amounts will be based on the discretion of the Compensation Committee in determining the awards and actual performance. The Compensation Committee approved long-term incentive awards in January 2005 in accordance with the terms of the 2000 Stock Plan, as previously approved by shareholders. Those awards are set forth in the table below. Nothing in this proposal precludes Aetna or the Compensation Committee from making any payment or granting awards that do not qualify for tax deductibility under Section 162(m). This proposal does not amend the 2000 Stock Plan.

Aetna Inc. 2000 Stock Incentive Plan
Potential Dollar Value at Target of Awards Given for 2005-2006 Performance Period

	Dollar
Name and Position	Value ($)(1)	Number of Units

John W. Rowe, M.D., Chairman and Chief Executive Officer	4,200,000	42,000
Ronald A. Williams, President	3,400,000	34,000
Alan M. Bennett, Senior Vice President and Chief Financial Officer	860,000	8,600
Craig R. Callen, Senior Vice President, Strategic Planning and Business Development	900,000	9,000
Timothy A. Holt, Senior Vice President, Chief Investment Officer and Chief Enterprise Risk Officer	745,000	7,450
Executive Group (7 people)	11,146,000	111,460
Non-Executive Director Group (11 people)(2)	0	0
Non-Executive Officer Group (204 people)	14,298,800	142,988

(1)	Dollar value at target; each unit represents $100 at target performance. The units will vest and become payable if the Company meets specified performance objectives set for the two year performance period 2005-2006. The performance targets were determined at the Compensation Committee’s February 25, 2005 meeting and are based on the Company’s growth in earnings per share, return on capital and total shareholder return relative to competitors.

(2)	Non-Executive Directors are not eligible for awards under the 2000 Stock Plan.
Material Features of the 2000 Stock Plan
The Compensation Committee administers the 2000 Stock Plan and determines the awards for the Company’s executive officers named in the table above. Approximately 204 other senior officers are eligible for awards under the 2000 Stock Plan.
Awards that may be granted under the 2000 Stock Plan include options, stock appreciation rights, Incentive Stock and Incentive Units and other stock-based awards (together “Awards”).
Stock Options. The Compensation Committee may grant nonstatutory stock options (“NSO”) or incentive stock options (“ISO”). The Compensation Committee has the authority to determine the terms and conditions of the options; however, the exercise price shall not be less than 100% of the fair market value on the date of the grant.
Stock Appreciation Rights (“SARs”). SARs permit an eligible employee to receive cash, shares or a combination of cash and shares, generally based on the excess of the fair market value at the time of the exercise over the exercise price, which exercise price shall equal the fair market value of Aetna’s Common Stock on the date of grant. The Compensation Committee has the authority to determine the other terms and conditions applicable to SARs.
Incentive Units and Incentive Stock. Incentive Units represent a contractual right to shares of Common Stock or cash at the end of a restricted period as determined by the Compensation Committee. Incentive Stock is an award of shares of Aetna Common Stock that are nontransferable and subject to risk of forfeiture during the restricted period. The Compensation Committee has the authority to determine the terms and conditions of the Incentive Units and Incentive Stock, including vesting upon the employee’s continued employment and/or the attainment of specified performance objectives (see note 1 to the chart above).
Shares Available for Issuance. Initially, shareholders authorized for issuance 7,000,000 shares of Common Stock (plus the number of shares needed to satisfy outstanding awards under the predecessor plan) under the 2000 Stock Plan. As of February 25, 2005, 7,550,479 shares were available for issuance under the 2000 Stock Plan. Share limits under the 2000 Stock Plan are subject to adjustment in the case of a fundamental corporate event (e.g., a stock dividend or stock split). In addition, shares subject to an award that is forfeited, terminated or cancelled without the delivery of Common Stock will again be available for issuance under the 2000 Stock Plan. Shares tendered to the Company in complete or partial satisfaction of the exercise price of an award and Common Stock repurchased on the open market using remittances from option exercises will increase the number of shares available for issuance under the 2000 Stock Plan.
Change-in-Control. The award agreements for stock option, Incentive Stock and Incentive Unit Awards issued under the 2000 Stock Plan provide that the Awards will vest at the greater of target or actual performance upon a change-in-control of the Company.
Certain Federal Income Tax Consequences. Under currently applicable federal income tax law, an eligible employee will receive no taxable income upon the grant of an option. When an eligible employee exercises an NSO, the excess of the fair market value of the shares on the date of exercise over the exercise price paid will be ordinary income to the eligible employee, and Aetna will be allowed a federal income tax deduction in the same amount. When an eligible employee exercises an ISO while employed or within three months after termination of employment (one year for disability), no income will be recognized upon exercise of the ISO. If the eligible employee holds shares acquired for at least one year after the exercise and two years after the grant of the ISO, the excess of the amount realized upon disposition of the shares over the exercise price paid is treated as long-term capital gain for the eligible employee, and Aetna is not allowed a federal income tax deduction. A sale or other exchange of the underlying stock before the end of either of the required holding periods is a “disqualifying disposition” which will generally result in the eligible employee being taxed on the gain derived from an ISO as though it were an NSO, and Aetna will be allowed a federal income tax deduction in the same amount. Special rules apply if the exercise price is paid in shares.
The affirmative vote of a majority of the votes cast is required for approval of the continued use of the foregoing performance criteria under the Aetna Inc. 2000 Stock Incentive Plan.
The Board recommends a vote FOR the approval of the continued use of the foregoing performance criteria under the Aetna Inc. 2000 Stock Incentive Plan. If you complete the enclosed proxy card, unless you direct to the contrary on that card, the shares represented by that proxy card will be voted FOR approval of the continued use of the foregoing performance criteria under the Aetna Inc. 2000 Stock Incentive Plan.

IV.       Approval of Continued Use of Certain Performance Criteria Under the Aetna Inc. 2001 Annual Incentive Plan
As described in the preceding management proposal, Section 162(m) provides that Aetna generally may not deduct compensation in excess of $1,000,000 paid to Covered Employees (i.e., Aetna’s CEO or any of its four other most highly paid executive officers in office on the last day of the relevant taxable year) unless this compensation qualifies as performance-based. To qualify as performance-based for this purpose, Section 162(m) requires that shareholders must approve the performance criteria used under certain performance-based programs such as the Aetna Inc. 2001 Annual Incentive Plan (the “Annual Incentive Plan”). Where these criteria provide the Company a choice among different measures, shareholders must reapprove the performance criteria every five years. Annual bonus awards issued to Covered Employees under the Annual Incentive Plan are designed to comply with Section 162(m), and Aetna is now seeking reapproval of those performance criteria to preserve deductibility under Section 162(m) with respect to such awards.
The Annual Incentive Plan was approved by Aetna’s shareholders in 2000 and is administered by the Compensation Committee. The Annual Incentive Plan allows the Compensation Committee to establish performance targets for annual bonus awards and to pay such bonus awards based on performance against those targets. Under the Annual Incentive Plan, the performance targets for bonus awards are required to relate to at least one of the following criteria, which may be determined solely by reference to the performance of Aetna, a subsidiary (or any business unit thereof) or based on comparative performance relative to other companies: (1) net income, (2) earnings before income taxes, (3) earnings per share, (4) return on shareholders equity, (5) expense management, (6) profitability of an identifiable business unit or product, (7) ratio of claims to revenues, (8) revenue growth, (9) earnings growth, (10) total shareholder return, (11) cash flow, (12) return on assets, (13) pretax operating income, (14) net economic profit (operating earnings minus a charge for capital), (15) customer satisfaction, (16) provider satisfaction, (17) employee satisfaction, (18) quality of networks, (19) strategic innovation or (20) any combination of the foregoing.
Under the Annual Incentive Plan, the maximum bonus that may be paid to a Covered Employee is $3,000,000. The Compensation Committee has the discretion to pay less than the maximum amount otherwise payable to a Covered Employee based on individual performance or other criteria the Committee determines appropriate. Annual bonuses are paid following the close of the calendar year to which they relate, subject to certification by the Compensation Committee that the applicable performance criteria have been satisfied in whole or in part.
The amount of annual bonuses to be paid in the future to the Company’s current and future Covered Employees under the Annual Incentive Plan cannot be determined at this time, as actual amounts will be based on the discretion of the Compensation Committee in determining the awards, actual performance and the Compensation Committee’s discretion, if applied, to reduce the amount of an award. For an understanding of the annual bonuses paid in the past under the Annual Incentive Plan, see the Summary Compensation Table on page 26. Nothing in this proposal precludes Aetna or the Compensation Committee from making any payment or granting awards that do not qualify for tax deductibility under Section 162(m). This proposal does not amend the Annual Incentive Plan.
The affirmative vote of a majority of the votes cast is required for approval of the continued use of the foregoing performance criteria under the Aetna Inc. 2001 Annual Incentive Plan.
The Board recommends a vote FOR the approval of the continued use of the foregoing performance criteria under the Aetna Inc. 2001 Annual Incentive Plan. If you complete the enclosed proxy card, unless you direct to the contrary on that card, the shares represented by that proxy card will be voted FOR approval of the continued use of the foregoing performance criteria under the Aetna Inc. 2001 Annual Incentive Plan.

V.       Shareholder Proposal to Implement Cumulative Voting
in the Election of Directors
Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Ave. N.W., Suite 215, Washington, D.C. 20037 (owner of 200 shares of Common Stock), has advised Aetna that she plans to present the following proposal at the Annual Meeting. The proposal is included in this Proxy Statement pursuant to the rules of the SEC.
“RESOLVED: That the stockholders of Aetna, assembled in Annual Meeting in person and by proxy, hereby request the Board of Directors to take the necessary steps to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.”
“REASONS: Many states have mandatory cumulative voting, so do National Banks.”
“In addition, many corporations have adopted cumulative voting.”
“Last year the owners of 44,015,053 shares, representing approximately 39.1% of shares voting, voted FOR this proposal.”
“If you AGREE, please mark your proxy FOR this resolution.”
The affirmative vote of a majority of the votes cast is required for approval of the foregoing proposal.
THE BOARD OF DIRECTORS WILL OPPOSE THIS PROPOSAL IF IT IS INTRODUCED AT THE 2005 ANNUAL MEETING AND RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:
The Board continues to believe that the present system of voting for Directors provides the best assurance that the decisions of the Directors will be in the interests of all shareholders, as opposed to the interests of special interest groups. Shareholders have agreed with this position as this proposal has been put to a shareholder vote for the last five years and has not garnered a majority vote in any year.
Cumulative voting is one of those issues that may favor special interest groups. Cumulative voting could make it possible for such a group to elect one or more Directors beholden to the group’s narrow interests. This could increase the likelihood of factionalism and discord within the Board, which may undermine its ability to work effectively as a governing body on behalf of the common interests of all shareholders. The present system of voting utilized by the Company and by most leading corporations prevents the “stacking” of votes behind potentially partisan Directors. The present system thus promotes the election of a more effective Board in which each Director represents the shareholders as a whole.
The Board alone would not be able to implement cumulative voting upon adoption of this proposal by the shareholders because cumulative voting is prohibited by Aetna’s Articles of Incorporation. Under Pennsylvania law and Aetna’s Articles of Incorporation, an amendment to Aetna’s Articles of Incorporation to delete this provision would require shareholder approval at a subsequent shareholder meeting, following adoption of a resolution by the Board approving the proposed amendment.
The Board continues to believe that this proposal is not in the best interests of Aetna or its shareholders.
If you complete the enclosed proxy card, unless you direct to the contrary on that card, the shares represented by that proxy card will be voted AGAINST the foregoing proposal.

VI.       Shareholder Proposal on Stock Option Expensing
The United Association S&P 500 Index Fund, 901 Massachusetts Avenue, N.W., Washington, D.C. 20001 (owner of in excess of $2,000 in market value of Common Stock), has advised Aetna that it plans to present the following proposal at the Annual Meeting. The proposal is included in this Proxy Statement pursuant to the rules of the SEC.
“Stock Option Expensing
“Resolved: That the stockholders of Aetna Inc. (“Company”) request that the Company’s Board of Directors establish a policy of expensing in the Company’s annual income statement the costs of all future stock options issued by the Company.
“Supporting Statement: Current accounting rules give companies the choice of reporting stock option expenses annually in the company income statement or as a footnote in the annual report. (Financial Accounting Standards Board Statement 123). Many companies, including ours, report the cost of stock options as a footnote in the annual report, rather than include the option costs in determining operating income. We believe that expensing stock options would more accurately reflect a company’s operational earnings.
“Stock options are an important component of our Company’s executive compensation program. We believe that the lack of option expensing can promote excessive use of options in a company’s compensation plans, obscure and understate the cost of executive compensation and promote the pursuit of corporate strategies designed to promote short-term stock price rather than long-term corporate value.
“The failure to expense stock option grants has introduced a significant distortion in reported earnings,” stated Federal Reserve Board Chairman Greenspan. “Reporting stock options as expenses is a sensible and positive step toward a clearer and more precise accounting of a company’s worth.” Globe and Mail, “Expensing Options is a Bandwagon Worth Joining,” Aug. 16, 2002.
“Warren Buffett wrote in a New York Times Op-Ed piece on July 24, 2002:
      “There is a crisis of confidence today about corporate earnings reports and the credibility of chief executives. And it’s justified.
      “For many years, I’ve had little confidence in the earnings numbers reported by most corporations. I’m not talking about Enron and WorldCom — examples of outright crookedness. Rather, I am referring to the legal, but improper, accounting methods used by chief executives to inflate reported earnings.
      “Options are a huge cost for many corporations and a huge benefit to executives. No wonder, then, that they have fought ferociously to avoid making a charge against their earnings. Without blushing, almost all CEOs have told their shareholders that options are cost-free...
      “When a company gives something of value to its employees in return for their services, it is clearly a compensation expense. And if expenses don’t belong in the earnings statement, where in the world do they belong?
“Bear Stearns recently reported that more than 483 companies are expensing stock options or have indicated their intention to do so. 113 of these companies are S&P 500 companies, representing 41% of the index based on market capitalization. (Bear Stearns Equity Research, February 12, 2004, “Companies that currently expense or intend to expense using the fair value method.”)
“This Fund and other Building Trades’ union pension funds have sponsored numerous expensing proposals over the past two proxy seasons. Majority votes in support of the proposals were recorded at over fifty companies, including Georgia-Pacific, Thermo Electron, Apple Computer, Intel, IBM, Novell, PeopleSoft and Kohl’s. We urge your support for this important reform.”

The affirmative vote of a majority of the votes cast is required for approval of the foregoing proposal.
THE BOARD OF DIRECTORS WILL OPPOSE THIS PROPOSAL IF IT IS INTRODUCED AT THE 2005 ANNUAL MEETING AND RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:
The Board acknowledges that there has been much debate in Corporate America on the merits of whether stock options represent compensation expense and should be recorded as such on a corporation’s books. Although there are strongly-held differing views on this topic, on December 16, 2004, the Financial Accounting Standards Board released a new accounting rule, known as FAS 123(R), that requires calendar year companies like Aetna to begin expensing stock options in the third quarter of 2005.
Without debating the merits of whether stock options represent compensation expense, the Board believes that expensing stock options makes the most sense when all companies are required to do it, so that there is comparability of financial results among companies. Currently, the large majority of the major companies in the health care industry, including Aetna, have not voluntarily expensed stock options. As a result, Aetna’s financial results are comparable to others in our industry, which the Board believes is useful to analysts and other users of our financial results.
Aetna’s current accounting and disclosure with respect to stock options complies with all applicable accounting rules, and Aetna will fully comply with the new rules once they are effective.
For all of the above reasons, the Board opposes this proposal.
If you complete the enclosed proxy card, unless you direct to the contrary on that card, the shares represented by that proxy card will be voted AGAINST the foregoing proposal.
Additional Information
Contact Information
If you have questions or need more information about the Annual Meeting, write to:
Office of the Corporate Secretary
Aetna Inc.
151 Farmington Avenue, RE4K
Hartford, CT 06156
or call us at (860) 273-4970.
For information about your record holdings or DirectSERVICE Investment Program account, call EquiServe Trust Company, N.A. at 1-800-446-2617 or access your account via the Internet at www.equiserve.com. We also invite you to visit Aetna’s Web site at www.aetna.com. Web site addresses are included for reference only. The information contained on Aetna’s Web site is not part of this proxy solicitation and is not incorporated by reference into this Proxy Statement.
Financial Statements
The year 2004 consolidated financial statements and auditor’s report, management’s discussion and analysis of financial condition and results of operations, management’s report on internal control over financial reporting and the Independent Accountants’ report thereon, information concerning quarterly financial data for the past two fiscal years and other information are provided in Aetna’s 2004 Annual Report, Financial Report to Shareholders.
SEC Form 10-K
Shareholders may obtain a copy of Aetna’s annual report to the SEC on Form  10-K, including the financial statements and the financial statement schedules, without charge by calling 1-800-AESHARE (1-800-237-4273) or by visiting Aetna’s Web site at www.aetna.com.

Incorporation by Reference
The sections of this Proxy Statement entitled “Report of the Committee on Compensation and Organization,” “Report of the Audit Committee,” and “Corporate Performance Graph” do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates them by reference therein.
By order of the Board of Directors,
William J. Casazza
Senior Vice President and Corporate Secretary
March 21, 2005

ANNEX A
AETNA INC.
AUDIT COMMITTEE CHARTER
Purpose of Committee
The primary purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Aetna Inc. (the “Company”) is to assist the Board in its oversight of (1) the integrity of the financial statements of the Company, (2) the independent accountants’ qualifications and independence, (3) the performance of the Company’s internal audit function and independent accountants, and (4) the compliance by the Company with legal and regulatory requirements. The Committee shall also prepare an audit committee report as required by the rules of the Securities and Exchange Commission (“SEC”) to be included in the Company’s annual proxy statement.
The Committee shall provide a forum for private and direct communications between Committee members and the Company’s independent accountants, Internal Audit Department and senior financial management. The Committee shall serve as a channel of communication to the Board for the Company’s independent accountants and Internal Audit Department. The Committee also shall, upon request, provide prompt access for the independent accountants and Internal Audit Department to meet directly with the Board. In addition, the Committee will establish procedures to receive, retain and treat complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.
The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements and management’s annual assessment of the Company’s internal controls over financial reporting. Management and the Internal Audit Department are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent accountants are responsible for planning and carrying out proper annual audits and quarterly reviews of the Company’s financial statements. In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Company and, as such, it is not the duty or responsibility of the Committee or its members to conduct auditing or accounting reviews or procedures. Each member of the Committee shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data prepared or presented by officers or employees of the Company, legal counsel, independent accountants or other persons with professional or expert competence.
Committee Membership
The Committee shall be composed of at least three Directors, who shall satisfy the applicable independence, experience and other membership requirements under the rules of the New York Stock Exchange, Inc. (the “NYSE”), as such requirements are interpreted by the Board in its business judgment, and under applicable law.
All new Committee members also participate in an Audit Committee Orientation Program where they are provided with appropriate background information about the Company and the workings of the Committee.
The members of the Committee shall be appointed annually and may be replaced by the Board.
Committee Structure and Operations
The Board shall designate one member of the Committee as its Chairman. The Committee shall meet as often as necessary to carry out its responsibilities under this Charter, but at least five times a year. The Committee shall make regular reports to the Board.

The Committee is empowered, to the extent it deems necessary or appropriate, to retain outside legal, accounting or other advisers having special competence as necessary to assist it in fulfilling its responsibilities and duties.
Committee Authority and Responsibilities
The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent accountants and any other accounting firm engaged to perform audit, review or attest services (including the resolution of any disagreements between management and any auditor regarding financial reporting). The independent accountants and any other such accounting firm will report directly to the Committee.
The Committee shall have available appropriate funding from the Company, as determined by the Committee, for compensation to the independent accountants, any other accounting firm or other advisers engaged, and for the Committee’s ordinary administrative expenses.
The Committee is authorized to perform each of the specific duties set forth herein and any other duties it considers necessary or advisable to carry out its purpose, responsibilities and its specific duties. To the extent relevant to carrying out its purpose, responsibilities and duties, the Committee is empowered to recommend that any activity of the Company be investigated and, in appropriate circumstances, the Committee is empowered to investigate any activity of the Company.
The Committee Chairman sets the meeting agendas in consultation with management and other Committee members. Among other things, an assessment of potential risks of the Company conducted by management and the Internal Audit Department is taken into account in setting the Committee’s agendas, in consultation with the independent accountants.
Specific Duties
In discharging its responsibilities, the Committee shall perform the following duties, as well as any other additional duties as may be required by NYSE rule or applicable law:

Relationship with Independent Accountants

a. The Committee will annually review the qualifications, performance and independence of the independent accountants. The Committee’s evaluation shall also include the review and evaluation of the lead partner of the independent accountants. In conducting this review, the Committee shall obtain and review a report from the independent accountants describing (a) the independent accountants’ internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, (c) any significant litigation against the firm, and (d) all relationships between the independent accountants and the Company. The Committee will actively engage in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants. The Committee shall discuss with the independent accountants the rotation of the lead audit partner or other members of the independent accountants’ audit team. The Committee periodically shall consider whether it is appropriate to rotate the independent accountants. The Committee will also confer with management and the internal auditors in reviewing the qualifications, performance and independence of the independent accountants. The Committee shall present its conclusions to the Board.

b. The Committee shall pre-approve all audit engagement fees and terms and all non-audit engagements with the independent accountants. The Chairman of the Committee may pre-approve any proposed engagements that arise between Committee meetings, provided that any such decision is presented to the full Committee at its next scheduled meeting.

c. Meet in private session with the independent accountants at each regularly scheduled in-person meeting of the Committee.

d. Review with the independent accountants the planning, staffing and scope of their examination with emphasis on accounting and financial areas where the Committee, management or the accountants believe special attention should be directed.

e. Review with the independent accountants:

1. results of their audit, including their opinion on the financial statements,

2. their consideration of the internal control structure and their evaluation regarding the adequacy of those controls over the financial reporting process, including computer controls and security, as well as special audit steps, if any, adopted in light of material control issues,

3. alternative GAAP methods discussed with management, ramifications of alternative disclosures and treatment preferred by the independent accountants,

4. critical accounting policies and practices,

5. any audit problems or difficulties and management’s response, including

•	accounting adjustments noted or proposed by the independent accountants but not recorded,

•	issues discussed with the independent accountants’ national office,

•	any management or internal control letter issued or proposed by the independent accountants to the Company,

•	significant disagreements, if any, with management,

•	cooperation received from management in the conduct of the audit,

•	time constraints on the independent accountants, and

•	any restrictions on the scope of activities or on access to requested information,

6. any other material written communication between the independent accountants and management, and

7. other matters related to the conduct of the annual audit or the review of quarterly financial results required to be communicated to the Committee under applicable law, auditing standards or other professional accounting standards.

Relationship with Internal Audit Department

a. Review and consult with management in management’s appointment, compensation, replacement, reassignment and dismissal of the Director of Internal Audit.

b. Meet in private session with the Director of Internal Audit at each regularly scheduled in-person meeting of the Committee.

c. Review the Internal Audit Department’s objectives, resources and effectiveness, its organizational position, objectivity and status within the Company, and its annual audit plan, including its coordination with the examination performed by the independent accountants. Also review such matters with the independent accountants.

d. Review the results of the Internal Audit activities for the year. Review their consideration of the internal control structure and their evaluation regarding the adequacy of those controls over the financial reporting process, including computer controls and security.

e. Review periodically the Internal Audit Department’s written Charter and inquire whether the Department is in compliance with relevant professional standards.

Relationship with Management

a. Meet in private session with management at each regularly scheduled in-person meeting of the Committee; also meet in private session regularly with the General Counsel regarding legal compliance matters (including violations of law and breaches of fiduciary duties).

b. Review their consideration of the internal control structure and their evaluation regarding the adequacy of those controls over the financial reporting process, including computer controls and security. Review and discuss management’s annual report required by applicable law with respect to the Company’s internal controls, and the process by which the report is produced.

c. Before publication, meet to review and discuss with management and the independent accountants the annual financial statements and quarterly financial statements, related footnotes and related disclosures, including reviewing the specific disclosures under management’s discussion and analysis of financial condition and results of operations and to review management’s annual assessment of the Company’s internal controls over financial reporting and the independent accountant’s annual attestation thereof. Review and discuss the Chief Executive Officer’s and Chief Financial Officer’s quarterly certification required by applicable law with respect to the Company’s financial statements and reports and other matters filed with the SEC, as well as management’s annual certification required by NYSE rule with respect to compliance with listing standards, and the process by which these certifications are produced. Discuss earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

d. Discuss all critical accounting policies and practices, and any significant changes in selection or application of accounting principles proposed by management.

e. Discuss significant accounting accruals, reserves or other estimates made by management, including reviewing the actuarial reports concerning the annual actuarial opinions. Discuss management’s medical cost forecasting, processes, management of medical costs and related product pricing issues.

f. Discuss any other analyses prepared by management and/or the independent accountants setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

g. Discuss with management and the independent accountants any correspondence with regulators or governmental agencies that raise material issues regarding the Company’s financial statements or accounting policies.

h. Discuss the significant accounting, reporting, regulatory and other developments affecting the Company’s annual and quarterly financial statements, related footnotes and related disclosures.

i. Review the effect of any off-balance sheet structures on the Company’s annual and quarterly financial statements, related footnotes and related disclosures.

j. Inquire whether a second opinion regarding a significant accounting matter had been sought and, if so, discuss the accounting method selected.

k. Review management letter comments received and management’s response to/implementation of those comments.

l. Periodically review with the General Counsel significant litigation and regulatory matters involving the Company and review with the General Counsel and independent accountants related disclosures made in the annual financial statements and related footnotes.

Other

a. Discuss periodically management’s policies with respect to risk assessment and risk management, and discuss periodically with the independent accountants, management and Internal Audit Department significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Discuss periodically management’s procedures regarding disaster recovery and business continuity. Discuss periodically the company’s insurance programs.

b. Consider whether there are any emerging issues which the Committee should become involved with in the future.

c. Review transactions or courses of dealing with parties related to the Company which are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties and that are relevant to an understanding of the Company’s financial statements.

d. Discuss periodically with management the program that management establishes to monitor compliance with the Company’s code of conduct and laws and regulations, and control systems related to compliance with internal policies. Review provider and other fraud activity.

e. Discuss periodically with management risks associated with significant outsourced projects.

f. Meet in executive session at each regularly scheduled in-person meeting of the Committee.

g. Establish Company policies for the hiring of employees or former employees of the independent accountants.

h. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

i. Evaluate the Committee’s performance annually.

j. Perform any other responsibilities delegated to the Committee by the Board from time to time.

January 28, 2005

ANNEX B
AETNA INC.
INDEPENDENCE STANDARDS FOR DIRECTORS
To be considered independent under the New York Stock Exchange, Inc. (“NYSE”) rules, the Board must determine that a Director has no material relationship with Aetna (either directly or as a partner, shareholder or officer of an organization that has a relationship with Aetna). The Board has established these guidelines to assist it in determining Director independence.
(a) An Aetna Director is not independent if:

(i) The Aetna Director is, or has been within the last three years, an employee of Aetna, or an immediate family member is, or has been within the last three years, an executive officer of Aetna.

(ii) The Aetna Director has received, or has an immediate family member who has received (other than in a non-executive officer employee capacity), during any twelve-month period within the last three years, more than $100,000 in direct compensation from Aetna, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

(iii) The Aetna Director is a current partner or employee, or an immediate family member is a current partner, of Aetna’s internal or external auditor.

(iv) The Aetna Director has an immediate family member who is a current employee of Aetna’s internal or external auditor and who participates in such firm’s audit, assurance or tax compliance (but not tax planning) practice.

(v) The Aetna Director or an immediate family member was within the last three years (but is no longer) a partner or employee of Aetna’s internal or external auditor and personally worked on Aetna’s audit within that time.

(vi) The Aetna Director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of Aetna’s present executives at the same time serves or served on that company’s compensation committee.

(vii) The Aetna Director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to or received payments from, Aetna for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or two percent of the other company’s consolidated gross revenue.
(b) In addition, the following commercial or charitable relationships will not be considered to be material relationships that would impair a Director’s independence: (i) if an Aetna Director is an executive officer of another company that is indebted to Aetna, or to which Aetna is indebted, and the total amount of either company’s indebtedness to the other is less than five percent of the total consolidated assets of the company he or she serves as an executive officer; (ii) if an Aetna Director is an executive officer of another company in which Aetna owns a common stock interest, and the amount of the common stock interest is less than five percent of the total shareholders equity of the company he or she serves as an executive officer; and (iii) if an Aetna Director serves as an executive officer of a charitable organization, and Aetna’s discretionary charitable contributions to the organization are less than two percent of that organization’s annual revenue. (Aetna’s automatic matching of employee charitable contributions will not be included in the amount of Aetna’s contributions for this purpose.) A commercial relationship in which a Director is an executive officer of another company that owns a common stock interest in Aetna will not be considered to be a material relationship which would impair a Director’s independence. The Board will annually review commercial and charitable relationships of Directors.
(c) For relationships outside the safe-harbor guidelines in (b) above, the determinations of whether the relationship is material or not, and therefore whether the Director would be independent or not, shall be made

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by the Directors who satisfy the independence guidelines set forth in (a) and (b) above. For example, if a Director is the executive officer of a charitable organization, and Aetna’s discretionary charitable contributions to the organization are more than two percent of that organization’s annual revenue, the independent Directors could determine, after considering all of the relevant circumstances, whether such a relationship was material or immaterial, and whether the Director should therefore be considered independent. Aetna would explain in its proxy statement the basis for any Board determination that a relationship was immaterial, despite the fact that it did not meet the safe-harbor for immateriality set forth in subsection (b) above.
In addition, members of certain Board Committees, such as the Audit Committee, are subject to heightened standards of independence under various rules and regulations.
December 3, 2004

B-2

151 Farmington Avenue
Hartford, Connecticut 06156
Printed on recycled paper
31.05.901.1-05

Amended 9/28/01
Amended 12/16/02
Amended 3/11/05

AMENDED TO REFLECT 2-for-1 STOCK SPLIT EFFECTIVE 3/11/05

AETNA INC.
2000 STOCK INCENTIVE PLAN

SECTION 1. PURPOSE.

     The purposes of this Plan are to promote the interests of the Company and its shareholders, and further align the interests of shareholders and Participants by:

     (i) motivating Participants through Awards tied to total return to shareholders (i.e., stock price appreciation and dividends);

     (ii) attracting and retaining outstanding individuals as Participants;

     (iii) enabling Participants to acquire additional equity interests in the Company;

     (iv) providing compensation opportunities dependent upon the Company’s performance relative to its competitors and changes in its own performance over time; and

     (v) providing for the grant of Adjusted Options in connection with the transactions under the Merger Agreement pursuant to which the Company ceased to be a wholly-owned subsidiary of Aetna, Inc., a Connecticut corporation (the “Former Parent”).

SECTION 2. DEFINITIONS.

     “ADJUSTED OPTION” shall mean an Option which is granted under Section 10 in substitution for an outstanding option previously granted by the Former Parent.

     “AFFILIATE” shall mean any corporation or other entity (other than the Company or one of its Subsidiaries) in which the Company directly or indirectly owns at least twenty percent (20%) of the combined voting power of all classes of stock of such entity or at least twenty percent (20%) of the ownership interests in such entity.

     “AWARD” shall mean a Adjusted Option and any other grant or award under the Plan, as evidenced in a written document delivered to a Participant as provided in Section 13(b).

     “BOARD” shall mean the Board of Directors of the Company.

     “CAUSE” shall mean (i) the willful failure by the Participant to perform substantially the Participants duties as an employee of the Company (other than due to physical or mental illness) after reasonable notice to the Participant, (ii) the Participants engaging in serious misconduct that is injurious to the Company, any Subsidiary or any Affiliate, (iii) the Participants having been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony, (iv) the breach by the Participant of any written covenant or agreement not to compete with the Company, any Subsidiary or any Affiliate or (v) the breach by the Participant of his or her duty of loyalty to the Company which shall include, without limitation, (A) the disclosure by the Participant of any confidential information pertaining to the Company, any Subsidiary or any Affiliate, (B) the harmful interference by the Participant in the business or operations of the Company, any Subsidiary or any Affiliate, (C) any attempt by the Participant directly or indirectly to induce any employee, insurance agent, insurance broker or broker-dealer of the Company, any Subsidiary or

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any Affiliate to be employed or perform services elsewhere, (D) any attempt by the Participant directly or indirectly to solicit the trade of any customer or supplier, or prospective customer or supplier, of the Company or (E) any breach or violation of the Companys Code of Conduct.

     “CODE” shall mean the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

     “COMMITTEE” shall mean a committee of the Board as may be designated by the Board to administer the Plan, which, to the extent necessary to comply with Section 16 of the Exchange Act and Section 162 (m) of the Code, shall consist of at least two directors of the Company chosen by the Board each of whom is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and an “outside director” within the meaning of Section 162(m).

     “COMMON STOCK” shall mean the common stock, $.01 par value, of the Company.

     “COMPANY” shall mean Aetna Inc., a Pennsylvania corporation.

     “ELIGIBLE EMPLOYEE” shall mean each employee of the Company, its Subsidiaries or its Affiliates, but shall not include directors who are not employees of such entities; provided that, in the case of the Adjusted Options, the term Eligible Employee shall mean each person who is eligible to receive an Adjusted Option. Any individual the Company designates as, or otherwise determines to be, an independent contractor shall not be considered an Eligible Employee, and such designation or determination shall govern regardless of whether such individual is ultimately determined to be an employee pursuant to the Code or any other applicable law.

     “EMPLOYMENT” shall mean, for purposes of determining whether a termination of employment has occurred under the Plan, continuous and regular salaried employment with the Company, a Subsidiary or an Affiliate, which shall include (unless the Committee shall otherwise determine) any period of vacation, any approved leave of absence or any salary continuation or severance pay period and, at the discretion of the Committee, may include service with any former Subsidiary or Affiliate of the Company. For this purpose, regular salaried employment means scheduled employment of at least 20 hours per week.

     “EXCHANGE ACT” shall mean the Securities Exchange Act of 1934, as amended from time to time.

     “EXECUTIVE OFFICER” shall mean those persons who are officers of the Company within the meaning of Rule 16a-l(f) of the Exchange Act.

     “FAIR MARKET VALUE” shall mean on any date, with respect to a share of Common Stock, the closing price of a share of Common Stock as reported by the Consolidated Tape of New York Stock Exchange Listed Shares on such date, or, if no shares were traded on such Exchange on such date, on the next date on which the Common Stock is traded.

     “FUNDAMENTAL CORPORATE EVENT” shall mean any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, offering to purchase Common Stock at a price substantially below fair market value, or other similar event.

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     “INCENTIVE STOCK” shall mean an Award of Common Stock granted under Section 7 which may become vested and nonforfeitable upon the passage of time and/or the attainment, in whole or in part, of performance objectives determined by the Committee.

     “INCENTIVE STOCK OPTION” shall mean an option which is intended to meet the requirements of Section 422 of the Code.

     “INCENTIVE UNIT” shall mean an Award of a contractual right granted under Section 7 to receive Common Stock (or, at the discretion of the Committee, cash based on the Fair Market Value of the Common Stock) which may become vested and nonforfeitable upon either the passage of time and/or the attainment, in whole or in part, of performance objectives determined by the Committee.

     “MERGER AGREEMENT” shall mean the Agreement and Plan of Restructuring and Merger among ING America Insurance Holdings, Inc., ANB Acquisition Corp., the Former Parent and for limited purposes only, ING Groep N.V., dated as of July 19, 2000.

     “MERGER DATE” shall mean the date of the closing of the transactions contemplated by the Merger Agreement.

     “NONSTATUTORY STOCK OPTION” shall mean an Option which is not intended to be an Incentive Stock Option.

     “OPTION” shall mean the right granted under Section 5 to purchase the number of shares of Common Stock specified by the Committee, at a price and for the term fixed by the Committee in accordance with the Plan and subject to any other limitations and restrictions as this Plan and the Committee shall impose, and shall include both Incentive Stock Options and Nonstatutory Stock Options.

     “OTHER STOCK-BASED AWARD” shall mean any right granted under Section 8.

     “PARTICIPANT” shall mean an Eligible Employee who is selected by the Committee to receive an Award under the Plan and any recipient of an (i) Adjusted Option granted under Section 10 or (ii) Substitute Award as contemplated under Section 4(c).

     “PLAN” shall mean the Aetna Inc. 2000 Stock Incentive Plan, described herein, and as may be amended from time to time.

     “PRIOR PLAN” shall mean, collectively, the Aetna Inc. 1996 Stock Incentive Plan and the Aetna Inc. 1998 Stock Incentive Plan.

     “RESTRICTED PERIOD” shall mean the period during which a grant of Incentive Stock or Incentive Units is subject to forfeiture.

     “STOCK APPRECIATION RIGHT” shall mean a right granted under Section 6.

     “SUBSIDIARY” shall mean any entity of which the Company possesses directly or indirectly fifty percent (50%) or more of the total combined voting power of all classes of stock of such entity.

     “SUBSTITUTE AWARDS” shall mean Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

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SECTION 3. ADMINISTRATION.

     The Plan shall be administered by the Committee. The Committee shall have the responsibility of construing and interpreting the Plan and of establishing and amending such rules and regulations as it deems necessary or desirable for the proper administration of the Plan. Any decision or action taken or to be taken by the Committee, arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations, shall, to the maximum extent permitted by applicable law, be within its absolute discretion (except as otherwise specifically provided herein) and shall be conclusive and binding upon all Participants and any person claiming under or through any Participant.

     Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards, if any, to be granted to an Eligible Employee: (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards: (iv) determine the terms and conditions of any Award: (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Common Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances, cash, Common Stock, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee: (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan: and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan (including authorizing another committee of the Board to designate Participants or make Awards under the Plan within limits prescribed by the Committee).

SECTION 4. SHARES AVAILABLE FOR AWARDS.

     (a) Shares Available for Issuance. The maximum number of shares of Common Stock in respect of which Awards may be made under the Plan shall be a total of 7,000,000 shares of Common Stock plus (i) the number of shares of Common Stock to be delivered upon exercise of the Adjusted Options and (ii) the number of shares required to satisfy any outstanding incentive unit awards under the Prior Plan. Notwithstanding the foregoing, but subject to the provisions of Section 4(b), in no event shall the number of shares of Common Stock issued under the Plan with respect to (x) Incentive Stock Options exceed 5,000,000, (y) Incentive Stock or Incentive Units exceed 2,235,000 or (z) Other Stock-Based Awards exceed 1,000,000. Shares of Common Stock may be made available from the authorized but unissued shares of the Company or from shares held in the Companys treasury and not reserved for some other purpose. In the event that any Award is paid solely in cash, no shares shall be deducted from the number of shares available for issuance by reason of such Award. Shares of Common Stock subject to Awards that are forfeited, terminated, canceled or settled without the delivery of Common Stock under the Plan will again be available for Awards under the Plan, as will (A) shares of Common Stock tendered (either actually or by attestation) to the Company in satisfaction or partial satisfaction of the exercise price of any Award under either the Plan and (B) shares of Common Stock repurchased on the open market with remittances from the exercise of options granted under the Plan (including authorizing another Committee of the Board to designate Participants or make Awards under the Plan within limits prescribed by the Committee). (As of 3/11/05 the remaining shares available for issuance were adjusted to reflect the Company’s 2-for-one stock split.)

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     (b) Adjustment for Corporate Transactions. In the event that the Committee shall determine that any Fundamental Corporate Event affects the Common Stock such that an adjustment is required to preserve, or to prevent enlargement of, the benefits or potential benefits made available under this Plan, then the Committee may, in such manner as the Committee may deem equitable, adjust any or all of (i) the number and kind of shares which thereafter may be awarded or optioned and sold or made the subject of Awards under the Plan, (ii) the number and kinds of shares subject to outstanding Awards and (iii) the grant, exercise or conversion price with respect to any of the foregoing. Additionally, the Committee may make provisions for a cash payment to a Participant or a person who has an outstanding Award. However, the number of shares subject to any Award shall always be a whole number.

     (c) Substitute Awards. Any shares of Common Stock underlying Substitute Awards shall not, except in the case of shares with respect to which Substitute Awards are granted to Participants who are officers or directors of the Company for purposes of Section 16 of the Exchange Act or any successor section thereto, be counted against the Shares available for Awards under the Plan.

SECTION 5. STOCK OPTIONS.

     (a) Grant. Subject to the provisions of the Plan, the Committee shall have the authority to grant Options to an Eligible Employee and to determine (i) the number of shares to be covered by each Option, (ii) subject to Section 5(b), the exercise price of the Option and (iii) the conditions and limitations applicable to the exercise of the Option. Notwithstanding the foregoing, in no event shall the Committee grant any Participant Options (i) for more than 1,600,000 shares of Common Stock in respect of any year in which the Plan is in effect, as such number may be adjusted pursuant to Section 4(b). In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with Section 422 of the Code and the regulations thereunder.

     (b) Exercise Price. Except in the case of Adjusted Options, Substitute Awards or Options granted in lieu of payment for compensation earned by an Eligible Employee of the Company, the exercise price of an Option shall not be less than 100% of the Fair Market Value on the date of grant.

     (c) Exercise. Each Option shall be exercised at such times and subject to such-terms and conditions as the Committee may specify at the time of the applicable Award or thereafter. No shares shall be delivered pursuant to any exercise of an Option unless arrangements satisfactory to the Committee have been made to assure full payment of the exercise price therefor. Without limiting the generality of the foregoing, payment of the exercise price may be made in cash or its equivalent or, if and to the extent permitted by the Committee, by exchanging shares of Common Stock owned by the optionee (which are not the subject of any pledge or other security interest or which, in the case of Incentive Stock, are fully vested) either actually or by attestation, or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Common Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such exercise price.

     (d) Incentive Stock Option Annual Limit. The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year (counting Incentive Stock Options under this Plan and under any other stock option plan of the Company or a subsidiary) shall not exceed $100,000. If an Option intended to be an Incentive Stock Option is granted to an Eligible Employee and the Option may not be treated in whole or in part as an Incentive Stock Option pursuant to the $100,000 limitation, the Option shall be treated as an Incentive Stock Option to the extent it may be so treated under the limitation and as a Nonstatutory Stock Option as to the remainder. For purposes of determining whether an Incentive

6

Stock Option would cause the limitation to be exceeded, Incentive Stock Options shall be taken into account in the order granted. The annual limit set forth above shall not apply to Nonstatutory Stock Options.

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SECTION 6. STOCK APPRECIATION RIGHTS.

     (a) Grant of Stock Appreciation Rights. The Committee shall have the authority to grant Stock Appreciation Rights in tandem with an Option, in addition to an Option, or freestanding and unrelated to an Option. Notwithstanding the foregoing, in no event shall the Committee grant any Participant Stock Appreciation Rights (i) for more than 1,000,000 shares of Common Stock in respect of any year in which the Plan is in effect, as such number may be adjusted pursuant to Section 4(b) and (ii) with a term exceeding 10 years (or the term of the underlying Incentive Stock Option in the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option). Stock Appreciation Rights granted in tandem with an option may be granted either at the same time as the Option or at a later time.

     (b) Exercise Price. The exercise price of an SAR shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the SAR was granted; provided that if an SAR is granted retroactively in tandem with or in substitution for an Option, the exercise price may be the exercise price of the Option to which it is related.

     (c) Exercise of Stock Appreciation Rights. A Stock Appreciation Right shall entitle the Participant to receive from the Company an amount equal to the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right over the base price thereof. The Committee shall determine the time or times at which or the event or events (including, without limitation, a change of control) upon which a Stock Appreciation Right may be exercised in whole or in part, the method of exercise and whether such Stock Appreciation Right shall be settled in cash, shares of Common Stock or a combination of cash and shares of Common Stock; provided, however, that unless otherwise specified by the Committee at or after grant, a Stock Appreciation Right granted in tandem with an Option shall be exercisable at the same time or times as the related option is exercisable.

SECTION 7. INCENTIVE AWARDS.

     (a) Incentive Stock and Incentive Units. Subject to the provisions of the Plan, the Committee shall have the authority to grant time vesting and/or performance vesting Incentive Stock or Incentive Units to any Eligible Employee and to determine (i) the number of shares of Incentive Stock and the number of Incentive Units to be granted to each Participant and (ii) the other terms and conditions of such Awards; provided that, to the extent necessary to comply with applicable law, Incentive Stock shall only be awarded to an Eligible Employee who has been employed for such minimum period of time as shall be determined by the Committee. The Restricted Period related to Incentive Stock or Incentive Units shall lapse upon the passage of time and/or the determination by the Committee that the performance objectives established by the Committee have been attained, in whole or in part. The maximum number of shares of Common Stock that may be subject to any performance-based Awards of Incentive Stock and Incentive Units (whether payable in cash or shares) granted to an Executive Officer with respect to a Restricted Period shall not exceed 1,000,000 shares, as such number may be adjusted pursuant to Section 4(b). The performance objectives with respect to an Award made to an Executive officer shall be related to at least one of the following criteria, which may be determined solely by reference to the performance of the Company, a Subsidiary or an Affiliate (or any business unit thereof) or based on comparative performance relative to other companies: (i) net income, (ii) earnings before income taxes, (iii) earnings per share, (iv) return on shareholders equity, (v) expense management, (vi) profitability of an identifiable business unit or product, (vii) ratio of claims to revenues, (viii) revenue growth, (ix) earnings growth, (x) total shareholder return, (xi) cash flow, (xii) return on assets, (xiii) pretax operating income, (xiv) net economic profit (operating earnings minus a charge for capital), (xv) customer satisfaction, (xvi) provider satisfaction, (xvii) employee satisfaction, (xviii) quality of networks, (xix) strategic innovation or (xx) any combination of the foregoing.

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     (b) Certificates. Any certificates issued in respect of Incentive Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period with respect to any award of Incentive Stock, unless otherwise forfeited, the Company shall deliver such certificates to the Participant or to the Participants legal representative. Payment for Incentive Stock Units shall be made by the Company in shares of Common Stock, cash or in any combination thereof, as determined by the Committee.

SECTION 8. OTHER STOCK-BASED AWARDS.

     The Committee shall have authority to grant to eligible Employees an “Other Stock-Based Award”, which shall consist of any right which is (i) not an Award described in Sections 5 through 7 above and (ii) an Award of Common Stock or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock (including, without limitation, securities convertible into Common Stock), as deemed by the Committee to be consistent with the purposes of the Plan; provided that any such rights must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 under the Exchange Act and applicable law. Subject to the terms of the Plan and any applicable award agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award.

SECTION 9. DIVIDENDS AND DIVIDEND EQUIVALENTS.

     The Committee may provide that any Award shall include dividends or dividend equivalents, payable in cash, Common Stock, securities or other property on a current or deferred basis, including payment contingencies.

SECTION 10. ADJUSTED OPTIONS.

     Effective as of the Merger Date, holders of options to purchase shares of common stock of the Former Parent may in substitution thereof, to the extent determined by the committee administering the Prior Plan and the Committee, be granted an option to purchase Common Stock in accordance with the provisions of the Merger Agreement and the Exhibits thereto. Except as modified by the Merger Agreement, such options shall be governed by the terms of the incentive plans and award agreements under which they were originally granted, which terms are incorporated herein by reference.

SECTION 11. STOCK IN LIEU OF CASH.

     The Committee may grant Awards in lieu of all or a portion of compensation or an Award otherwise payable in cash to an Executive officer pursuant to any bonus or incentive compensation plan of the Company.

     If shares are issued in lieu of cash, the number of shares of Common Stock to be issued shall be the greatest number of whole shares which has an aggregate Fair Market Value on the date the cash would otherwise have been payable pursuant to the terms of such other plan equal to or less than the amount of such cash.

SECTION 12. DEFERRAL.

     The Committee shall have the discretion to determine whether, to what extent, and under what circumstances cash, shares of Common Stock, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee.

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SECTION 13. GENERAL PROVISIONS.

     (a) Withholding. The Company shall have the right to deduct from all amounts paid to a Participant in cash (whether under this Plan or otherwise) any taxes required by law to be withheld in respect of Awards under this Plan. In the case of any Award satisfied in the form of Common Stock, no shares shall be issued unless and until arrangements satisfactory to the Company shall have been made to satisfy any withholding tax obligations applicable with respect to such Award. Without limiting the generality of the foregoing and subject to such terms and conditions as the Committee may impose, the Company shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Participants to elect to use shares of Common Stock (including Common Stock issuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld.

     (b) Award Agreement. Each Award hereunder shall be evidenced in writing. The written agreement shall be delivered to the Participant and shall incorporate the terms of the Plan by reference and specify the terms and conditions thereof and any rules applicable thereto.

     (c) Nontransferability. Unless the Committee shall permit (on such terms and conditions as it shall establish) an Award to be transferred to a member of the Participants immediate family or to a trust or similar vehicle for the benefit of such immediate family members (collectively, the “Permitted Transferees”), no Award shall be assignable or transferable except by will or the laws of descent and distribution, and except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participants lifetime only by such Participant or, if applicable, the Permitted Transferees or the Participants legal representative.

     (d) No Right to Employment. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company, any Subsidiary or any Affiliate. Further, the Company and each Subsidiary and Affiliate expressly reserves the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any agreement entered into with respect to an Award.

     (e) No Rights to Awards, No Shareholder Rights. No Participant or Eligible Employee shall have any claim to be granted any Award under the Plan, and there is no obligation of uniformity of treatment of Participants and Eligible Employees. Subject to the provisions of the Plan and the applicable Award, no person shall have any rights as a shareholder with respect to any shares of Common Stock to be issued under the Plan prior to the issuance thereof.

     (f) Construction of the Plan. The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Connecticut.

     (g) Effective Date. Subject to the approval of the Companys shareholders and the shareholders of the Former Parent, the Plan shall be effective on the Merger Date.

     (h) Amendment or Termination of Plan. The Board or the Committee may terminate or suspend the Plan at any time, but the termination or suspension will not adversely affect any vested Awards then outstanding under the Plan. No Award may be granted under the Plan after November 30, 2010 or such earlier date as the Plan is terminated by action of the Board or the Committee, The Plan may be amended or terminated at any time by the Board, except that no amendment may be made without shareholder approval if the Committee determines that such approval is necessary to comply with any tax or regulatory requirement, including any approval requirement which is a prerequisite for exemptive relief from Section 16 of the Exchange Act, for

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which or with which the Committee determines that it is desirable to qualify or comply; and, provided further, that, except with respect to any action or adjustment taken in connection with a Fundamental Corporate Event, any amendment or action to reduce the exercise price of any option previously granted under the Plan shall be subject to the approval of the Companys shareholders. The Committee may amend the term of any Award or Option granted, retroactively or prospectively, but no amendment may adversely affect any vested Award or Option without the holders consent.

     (i) Compliance with Legal and Exchange Requirements. The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan, shall be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the granting and exercising of Awards, the issuance or delivery of Common Stock under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such Common Stock or other required action under any federal or state law, rule, or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Common Stock in compliance with applicable laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Common Stock in violation of any such laws, rules, or regulations; and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards, and neither the Company nor its directors or officers shall have any obligations or liability to the Participant with respect to any Award (or stock issuable thereunder) that shall lapse because of such postponement.

     (j) Severability of Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provision had not been included.

     (k) Incapacity. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such persons guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge any liability or obligation of the Committee, the Board, the Company and all other parties with respect thereto.

     (l) Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

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FINAL

AETNA INC.
2001 ANNUAL INCENTIVE PLAN
(EFFECTIVE AS OF JANUARY 1, 2001)

SECTION 1. PURPOSE.

     The purpose of this Plan is to provide a general incentive for designated key executive employees of the Companies in order to improve operating results of the Companies and to reward such employees for the accomplishment of financial and strategic objectives of the Companies.

SECTION 2. DEFINITIONS.

     Unless the context requires otherwise, the following words as used in the Plan shall have the meanings ascribed to each below, it being understood that masculine, feminine and neuter pronouns are used interchangeably and that each comprehends the others.

(a)	“Aetna” means Aetna Inc., a Pennsylvania corporation.

(b)	“Board” means the Board of Directors of Aetna.

(c)	“Change in Control” means the happening of any of the following:

(i)	When any “person” as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and as used in Sections 13(d) and 14 (d) thereof, including a “group” as defined in Section 13 (d) of the Exchange Act but excluding Aetna and any subsidiary thereof and any employee benefit plan sponsored or maintained by Aetna or any subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of Aetna representing 20 percent or more of the combined voting power of Aetna’s then outstanding securities;

(ii)	When, during any period of 24 consecutive months, the individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason other than death to constitute at least a majority thereof, provided that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this paragraph (ii); or

(iii)	The occurrence of a transaction requiring stockholder approval for the acquisition of Aetna by an entity other than Aetna or a Subsidiary through purchase of assets, or by merger, or otherwise.

(d)	“Committee” means the Committee on Compensation and Organization of the Board (or such other committee of the Board that the Board shall designate from time to time) or any subcommittee thereof consisting of two or more directors each of whom is an “outside director” within the meaning of Section 162 (m) and a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

(e)	“Common Stock” means the common stock, $.01 par value, of Aetna.

(f)	“Companies” means one or more of Aetna, any of Aetna’s affiliated companies, and any other entity as to which (i) Aetna or any of Aetna’s affiliated companies holds or is seeking to acquire an ownership interest, and (ii) has been included in the Plan by the Committee.

(g)	“Covered Employee” shall have the meaning set forth in Section 162(m).

(h)	“Deferral Period” means the period of time during which payment of any amount otherwise payable under the Plan is deferred (i) at the direction of the Committee pursuant to Section 6(b) or (ii) at the election of a Participant pursuant to Section 6(c), but in either case subject to the right of the Committee to terminate the Deferral Period as provided in Section 6(g).

(i)	“Disability” means the occurrence of an event that would entitle a Participant to the payment of disability income under a specific long-term disability income plan approved by the Companies and under which the Participant is enrolled, as such plan may be amended from time to time, or if such Participant is not enrolled in a specific plan, as defined in a plan covering similarly situated executive officers of Aetna.

(j)	“Fair Market Value” means on any date, with respect to a share of Common Stock, the closing price of a share of Common Stock as reported by the Consolidated Tape of New York Stock Exchange Listed Shares on such date, or, if no shares were traded on such Exchange on such date, on the next date on which the Common Stock is traded.

(k)	“Participant” means (i) each Covered Employee and (ii) each other executive officer of Aetna as defined in Rule 3b-7 of the Securities Exchange Act of 1934 whom Aetna designates as a participant under the Plan.

(1)	“Performance Period” means the calendar year or such other period as may be designated by the Committee.

(m)	“Plan” means the Aetna Inc. 2001 Annual Incentive Plan, as set forth herein and as may be amended from time to time.

(n)	“Retirement” means the retirement of a Participant from active service with the Companies at or after the age at which full pension benefits are provided under a specific retirement plan maintained or contributed to by any of the Companies and under which the Participant has an accrued benefit, as such plan may be amended from time to time, or if such Participant does not have an accrued benefit under any such plan, the age at which full pension benefits are provided under a retirement plan covering similarly situated executive officers of Aetna.

(o)	“Section 162(m)” means Section 162 (m) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(p)	“Share” means a share of Common Stock.

(q)	“Stock Unit” means a unit representing the contractual right to receive the value of one Share.

(r)	“Stock Unit Account” means, with respect to any Participant who has elected to have deferred amounts deemed invested in Stock Units, a bookkeeping account established to record such Participant’s interest under the Plan related to such Stock Units.

(s)	“Subsidiary” means any entity of which the Company possesses directly or indirectly fifty percent (50%) or more of the total combined voting power of all classes of stock of such entity.

SECTION 3. ADMINISTRATION.

     The Plan shall be administered by the Committee. The Committee shall have the responsibility of construing and interpreting the Plan, provided that, in no event, shall the Plan be interpreted in a manner which would cause any award to a Covered Employee to fail to qualify as performance-based compensation under Section 162(m). The Committee shall establish the performance objectives for any Performance Period in accordance with Section 5 and certify whether such performance objectives have been obtained. Any determination made or decision or action taken or to be taken by the Committee, arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations, shall, to the fullest extent permitted by law (but subject to the limitations on the discretion of the Committee applicable to awards intended to be qualified as performance-based compensation under Section 162(m)), be within the Committee’s absolute discretion and shall be conclusive and binding on any and all Participants, any person claiming under or through a Participant and each of

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the Companies. The Committee may employ such legal counsel, consultants and agents (including counsel or agents who are employees of any Company) as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant or agent and any computation received from such consultant or agent. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Companies. No member or former member of the Board or the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan other than as a result of such individual’s willful misconduct.

SECTION 4. DETERMINATION OF PARTICIPANTS.

     In addition to the Covered Employees, the Committee may designate as a Participant in the Plan any executive officer of Aetna as defined in Rule 3b-7 of the Securities Exchange Act of 1934. Members of the Board who are not employees of any of the Companies shall not be eligible to participate in the Plan.

SECTION 5. BONUSES.

     (a) Performance Criteria. On or before the end of the first 90 days of each Performance Period (or such other date as may be required or permitted under Section 162(m)), the Committee shall establish the performance objective or objectives that must be satisfied in order for a Participant to receive a bonus for such Performance Period. Any such performance objectives will be based upon the relative or comparative achievement of one or more of the following criteria, as determined by the Committee: (i) net income, (ii) earnings before income taxes, (iii) earnings per share, (iv) return on shareholders equity, (v) expense management, (vi) profitability of an identifiable business unit or product, (vii) ratio of claims to revenues, (viii) revenue growth, (ix) earnings growth, (x) total shareholder return, (xi) cash flow, (xii) return on assets, (xiii) pretax operating income, (xiv) net economic profit (operating earnings minus a charge for capital), (xv) customer satisfaction, (xvi) provider satisfaction, (xvii) employee satisfaction, (xviii) quality of networks, (xix) strategic innovation or (xx) any combination of the foregoing.

     (b) Maximum Amount Payable. If the Committee certifies in writing that any one of the performance objectives established for the relevant Performance Period under Section 5(a) has been satisfied, each Participant who is employed by the Companies on the last day of the Performance Period for which the bonus is payable shall be entitled to receive a bonus in an amount not to exceed $3,000,000.

     (c) Negative Discretion. Notwithstanding anything else contained in Section 5(b) to the contrary, the Committee shall have the right, in its discretion, (i) to reduce or eliminate the amount otherwise payable to any Participant under Section 5(b) and (ii) to establish rules or procedures that have the effect of limiting the amount payable to each Participant to an amount that is less than the maximum amount otherwise authorized under Section 5(b).

     (d) Affirmative Discretion. Notwithstanding any other provision in the Plan to the contrary, (i) the Committee shall have the right, in its discretion, to pay to any Participant who is not a Covered Employee a bonus for a Performance Period in an amount up to the maximum bonus payable under Section 5(b), based on individual performance or any other criteria that the Committee, in its discretion, deems to warrant the payment of such a bonus, and (ii) in connection with the hiring of any person who is or becomes a Covered Employee, the Committee may provide for a minimum bonus amount for such Covered Employee with respect to the Performance Period in which such Covered Employee is hired and/or for the next following Performance Period, which would be payable to such Covered Employee regardless of whether the relevant performance objectives are attained with respect to the relevant Performance Period.

     (e) Methodology for Determinations. In making any determination under Section 5(c) or 5(d), the Committee shall give consideration to such factors as it deems appropriate, including, without limitation, the degree to which the established performance objectives have been obtained and whether the Participant has materially contributed to the overall results of the Companies. To assist it in making its determination under such Sections, the Chairman of Aetna will furnish the Committee with specific recommendations (except with respect to the Chairman’s own award) and the Committee may request such other advice and recommendations as it deems appropriate.

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SECTION 6. PAYMENT OF AWARDS.

     (a) General Rule. Except as otherwise expressly provided hereunder, payment of any bonus amount determined under Section 5 shall be made to each Participant as soon as practicable after the Committee certifies that one or more of the applicable performance objectives have been attained (or, in the case of any bonus payable under the provisions of Section 5(d), after the Committee determines the amount of any such bonus). Any such payments shall be made in cash or, at the discretion of the Committee in awards under the Aetna Inc. 2001 Stock Incentive Plan.

     (b) Mandatory Deferral. Notwithstanding Section 6(a), the Committee may specify that a percentage of the bonus payable with respect to any Participant, all Participants or any class of Participants for any Performance Period be mandatorily deferred for a Deferral Period specified by the Committee. The percentage to be so deferred shall be determined by the Committee in its discretion. Unless otherwise determined by the Committee at or after the date of such deferral, any amount payable in respect of an amount mandatorily deferred pursuant to this Section 6(b) shall be forfeited by the Participant if

(i)	the Participant’s employment with each of the Companies is terminated for cause (as determined in the discretion of the Committee under the generally applicable practices and policies of whichever of the Companies employs the Participant);

(ii)	the Participant voluntarily terminates employment, other than by reason of death, Disability or Retirement, prior to the end of the Deferral Period specified by the Committee with respect to such mandatorily deferred amount; or

(iii)	the Participant engages in any activity or conduct which, in the reasonable opinion of the Committee, is inimical to the best interest of the Companies.

     (c) Voluntary Deferral. Notwithstanding Section 6(a), the Committee may permit a Participant to defer payment of any portion of an award that is not mandatorily deferred pursuant to Section 6(b) or to defer payment of an amount mandatorily deferred to a date or event later than that specified by the Committee. Any such election shall be made at such time or times, and subject to such terms and conditions, as the Committee shall determine.

     (d) Accounting for Deferrals. Any amount deferred under this Section 6 shall be credited to one or more bookkeeping accounts for the benefit of such Participant on the books and records of whichever of the Companies employs the Participant. Unless a Participant otherwise elects to have such amounts deemed invested in Stock Units in accordance with Section 6(e), such amounts shall be deemed held in cash and shall be credited with such rate of interest or such deemed rate of earnings as the Committee shall specify from time to time; provided that, unless the Committee otherwise determines, no interest or earnings shall be credited during the Deferral Period specified by the Committee in respect of amounts mandatorily deferred.

     (e) Stock Units. The Committee may permit any Participant, all Participants or any class of Participants to elect that any or all amounts deferred under the Plan (including amounts mandatorily deferred pursuant to Section 6(b)) be deemed invested, in whole or in part, in a number of whole or fractional Stock Units. Any such Stock Units shall be credited to a Stock Unit Account for the benefit of such Participant. The number of whole and fractional Stock Units credited to a Stock Unit Account in respect of any amount deferred under this Section 6 shall be equal to the quotient of (i) the amount deferred divided by (ii) the Fair Market Value of a Share on the date such amount would have been paid under the Plan but for such deferral. Whenever a dividend other than a dividend payable in the form of Shares is declared with respect to the Shares, the number of Stock Units in the Participant’s Stock Unit Account shall be increased by the number of Stock Units determined by dividing (i) the product of (A) the number of Stock Units in the Participant’s Stock Unit Account on the related dividend record date and (B) the amount of any cash dividend declared by the Company on a Share (or, in the case of any dividend distributable in property other than Shares, the per share value of such dividend, as determined by the Company for purposes of income tax reporting) by (ii) the Fair Market Value of a Share on the related dividend payment date. In the case of any dividend declared on Shares which is payable in Shares, each Participant’s Stock Unit Account shall be increased by the number of Stock Units equal to the product of (i) the number of Units credited to the Participant’s Stock Unit Account on the related dividend record date and (ii) the number of Shares (including any fraction thereof) distributable as a dividend on a Share. In the event of any stock split, recapitalization, reorganization or other corporate transaction affecting the capital structure of Aetna, the Committee shall make such adjustments to the

4

number of Stock Units credited to each Participant’s Stock Unit Account as the Committee shall deem necessary or appropriate to prevent the dilution or enlargement of such Participant’s rights.

     (f) Payment of Deferred Amounts. Amounts attributable to any amount deferred under the Plan, regardless of whether deferred pursuant to Section 6(b) or 6(c), shall be paid or commence to be paid, at the election of the Participant, at the end of the applicable Deferral Period or as of the first business day of the calendar year next following the end of the Deferral Period. Payment of such amounts shall be made, at the Participant’s election, in a lump sum or in five, ten or such other number of annual installments as shall be permitted by the Committee. If a Participant does not timely elect the time at which or the form in which such amounts shall be paid, such amounts shall be paid immediately following the end of the Deferral Period and in a lump sum, unless the Committee shall specify a different time or method of payment. The Committee may, in its discretion, accelerate the payment of all or any portion of any Participant’s deferred amounts (regardless of whether the applicable Deferral Period or period have terminated) in order to alleviate a financial hardship incurred by the Participant due to an unforeseeable emergency beyond the Participant’s control.

     Any payment to be made in respect of deferred amounts shall be made in cash. For purposes of any cash distribution in respect of a Participant’s Stock Units, the cash payable shall equal the product of (i) the number of whole and fractional Stock Units being distributed and (ii) the Fair Market Value of a Share on the date as of which the distribution is to be made.

     (g) Termination of Deferral Period. Notwithstanding anything else contained in the Plan to the contrary, the Committee may, in its discretion, terminate any Deferral Period in respect of any Participant. Such elective termination will be deemed to be the end of the Deferral Period for purposes of determining when payment of the Participant’s interest is to commence under Section 6(f).

     (h) Change in Control. Upon the occurrence of a Change in Control, all performance objectives for the then current Performance Period shall be deemed to have been achieved at target levels of performance and the Committee shall cause each Participant to be paid an amount in cash based on such assumed performance for the entire Performance Period as soon as practicable but in no event later than 10 business days following the occurrence of such Change in Control.

SECTION 7. AMENDMENT AND TERMINATION.

     Notwithstanding Section 8(a), the Board or the Committee may at any time amend, suspend, discontinue or terminate the Plan; provided, however, that no such action shall be effective without approval by the shareholders of Aetna to the extent necessary to continue to qualify the amounts payable to Covered Employees as performance-based compensation under Section 162(m). Notwithstanding the foregoing, no amendment, suspension, discontinuance or termination of the Plan shall adversely affect the rights of any Participant or beneficiary in respect of any award that the Committee has determined to be payable to a Participant in accordance with the terms hereof or as to any amounts awarded, but payment of which has been deferred, in accordance with Section 6.

SECTION 8. GENERAL PROVISIONS.

     (a) Effectiveness of the Plan. Subject to the approval of Aetna’s shareholders and the shareholders of Aetna Inc., a Connecticut corporation, the Plan shall be effective with respect to calendar years beginning on or after January 1, 2001 and ending on or before December 31, 2010, unless the term hereof is extended by action of the Board or the Committee.

     (b) Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to receive any payments which may be made following the Participant’s death. Such designation may be changed or canceled at any time without the consent of any such beneficiary. Any such designation, change or cancellation must be made in a form approved by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the Participant’s spouse or, if no spouse survives the Participant, the Participant’s estate. If a Participant designates more than one beneficiary, the rights of such beneficiaries shall be payable in equal shares, unless the Participant has designated otherwise.

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     (c) No Right of Continued Employment. Nothing contained in this Plan shall create any rights of employment in any Participant or in any way affect the right and power of any of the Companies to discharge any Participant or otherwise terminate the Participant’s employment at any time with or without cause or to change the terms of employment in any way.

     (d) No Limitation on Corporate Actions. Nothing contained in the Plan shall be construed to prevent any of the Companies from taking any corporate action (including, without limitation, making provision for the payment of other incentive compensation, whether payable in cash or otherwise, or whether pursuant to a plan or otherwise) which is deemed by it to be appropriate or in its best interest, whether or not such action would have an adverse effect on any awards made under the Plan. No employee, beneficiary or other person shall have any claim against any of the Companies as a result of any such action.

     (e) No Right to Specific Assets. Nothing contained in the Plan (including, without limitation, the provisions of Section 6 hereof) shall be construed to create in any Participant or beneficiary any claim against, right to or lien on any particular assets of any of the Companies or to require any of the Companies to segregate or otherwise set aside any assets or create any fund to meet any of its obligations hereunder.

     (f) No Contractual Right to Bonus. Nothing in this Plan shall be construed to give any Participant any right, whether contractual or otherwise, to receive any bonus with respect to any Performance Period unless and until the Committee shall have expressly determined that such a Participant is entitled to receive such an award pursuant to the terms of the Plan.

     (g) Nonalienation of Benefits. Except as expressly provided herein, no Participant or beneficiary shall have the power or right to transfer, anticipate, or otherwise encumber the Participant’s interest under the Plan.

     (h) Withholding. Any amount payable to a Participant or a beneficiary under this Plan shall be subject to any applicable Federal, state and local income and employment taxes and any other amounts that any of the Companies is required at law to deduct and withhold from such payment.

     (i) Severability. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

     (j) Governing Law. The Plan shall be construed in accordance with and governed by the laws of the State of Connecticut, without reference to the principles of conflict of laws.

     (k) Headings. Headings are inserted in this Plan for convenience of reference only and are to be ignored in a construction of the provisions of the Plan.

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AETNA INC.

P
R
O
X
Y

The undersigned hereby appoints Barbara Hackman Franklin, Gerald Greenwald and Michael H. Jordan, and each of them, the proxies of the undersigned, with full power of substitution, to vote the shares of the undersigned at the Annual Meeting of Shareholders of Aetna Inc. to be held April 29, 2005 and at any adjournment or postponement thereof, and directs said proxies to vote as specified herein on the six items specified in this Proxy, and in their discretion on any other matters that may properly come before the meeting or any adjournment or postponement thereof.

Nominees:

01. Betsy Z. Cohen	07. Michael H. Jordan
02. Barbara Hackman Franklin	08. Edward J. Ludwig
03. Jeffrey E. Garten	09. Joseph P. Newhouse
04. Earl G. Graves	10. John W. Rowe, M.D.
05. Gerald Greenwald	11. Ronald A. Williams
06. Ellen M. Hancock

THIS PROXY IS SOLICITED ON BEHALF OF AETNA’S BOARD OF DIRECTORS.

To vote by telephone or Internet, please see the reverse of this card. To vote by mail, please mark, sign and date the above proxy card on the reverse, tear off at the perforation, and mail promptly in the enclosed postage-paid envelope.

SHAREHOLDER ACCOUNT INQUIRIES

Aetna Inc.’s Transfer Agent, EquiServe Trust Company, N.A., maintains a telephone response center to service shareholder accounts. Registered owners of Aetna shares may call the center at 1-800-446-2617 to inquire about replacement dividend checks, address changes, stock transfers and other account matters or to inquire about EquiServe’s DirectSERVICE Investment Program.

For direct deposit of dividends, registered shareholders may call EquiServe at 1-800-870-2340.

Registered shareholders with e-mail addresses can send account inquiries electronically to EquiServe at equiserve@equiserve.com.

Registered shareholders can also access their Aetna accounts via the Internet through EquiServe’s Web site at http://www.equiserve.com.

☒	Please mark your votes as in this example.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER.
IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3 AND 4 AND AGAINST ITEMS 5 AND 6.

The Board of Directors recommends a vote FOR Items 1, 2, 3 and 4

		FOR	WITHHELD			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
1.	Election of Directors (See reverse side)	☐	☐	2.	Approval of Independent Registered Public Accounting Firm	☐	☐	☐	4.	Approval of 2001 Annual Incentive Plan Performance Criteria	☐	☐	☐

For, except vote withheld from the following nominee(s):				3.	Approval of 2000 Stock Incentive Plan Performance Criteria	☐	☐	☐

The Board of Directors recommends a vote AGAINST Items 5 and 6.

									5.	Shareholder Proposal on Cumulative Voting	☐	☐	☐

									6.	Shareholder Proposal on Stock Option Expensing	☐	☐	☐

									Mark this box if you plan to attend the Annual Meeting.				☐

									Please mark here for comments.				☐

SIGNATURE(S)	DATE

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation or other form of entity, please sign in the full name of the entity, by a duly authorized officer. The signer hereby revokes all proxies heretofore given by the signer to vote at the 2005 Annual Meeting of Aetna Inc. and any adjournment or postponement thereof.

PLEASE SIGN AND DATE HERE, DETACH AND RETURN IN ENCLOSED ENVELOPE OR VOTE BY TELEPHONE OR THE INTERNET.

NOW YOU CAN VOTE YOUR SHARES BY TELEPHONE OR INTERNET!
QUICK * EASY * IMMEDIATE * AVAILABLE 24 HOURS A DAY * 7 DAYS A WEEK

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. To vote by phone or Internet, please follow these easy steps:

TO VOTE BY PHONE

Call toll free 1-877-PRX-VOTE (1-877-779-8683) on a touch tone telephone. Shareholders residing outside the United States, Canada and Puerto Rico should call 1-201-536-8073. Telephone voting will be available until 11:59 p.m., Eastern time, on April 28, 2005.

Have your proxy card in hand and follow the recorded instructions.

TO VOTE BY INTERNET

Log onto http://www.eproxyvote.com/aet which will be available until 11:59 p.m., Eastern time, on April 28, 2005.

Have your proxy card in hand and follow the instructions on the screen.

You can also elect to receive future shareholder materials electronically at this Web site.

TO ATTEND THE ANNUAL MEETING

If you plan to attend the Annual Meeting, you should either mark the box provided on the above proxy card or signify your intention to attend when you access the telephone or Internet voting system. In lieu of issuing an admission ticket, your name will be placed on a shareholder attendee list and you will be asked to register and present photo identification before being admitted to the Annual Meeting.

THANK YOU FOR VOTING!

AETNA INC.

To: Participants in the Aetna 401(k) Plan

State Street Bank and Trust Company, the Trustee under the Aetna 401(k) Plan (the Plan), has been instructed to solicit your instructions on how to vote the Aetna Common Shares held by the Trustee on your behalf in accordance with the terms of the Plan and to vote those shares in accordance with your instructions at the Annual Meeting of Shareholders of Aetna Inc. to be held on April 29, 2005 and at any adjournment or postponement thereof. Please indicate by checking the appropriate box how you want these shares voted by the Trustee and return this card to the Trustee in the envelope provided. We would like to remind you that your individual voting instructions are held in strictest confidence and will not be disclosed to the Corporation. If you fail to provide voting instructions to the Trustee by 11:59 p.m., Eastern time, on April 22, 2005 by telephone, by Internet, or by completing, signing and returning this card, the Trustee will vote your shares in the same manner and proportion as those shares for which the Trustee receives proper and timely instructions.

Nominees:

01. Betsy Z. Cohen	07. Michael H. Jordan
02. Barbara Hackman Franklin	08. Edward J. Ludwig
03. Jeffrey E. Garten	09. Joseph P. Newhouse
04. Earl G. Graves	10. John W. Rowe, M.D.
05. Gerald Greenwald	11. Ronald A. Williams
06. Ellen M. Hancock

To vote by telephone or Internet, please see the reverse side of this card. To vote by mail, please mark, sign and date this card on the reverse side, tear off at the perforation, and mail promptly in the enclosed postage-paid envelope.

▲ FOLD AND DETACH HERE ▲

VOTE BY PHONE OR INTERNET

QUICK ● EASY ● IMMEDIATE
If you voted by telephone or Internet DO NOT MAIL your Instruction Card

Note:	Participants who received the Aetna Inc. 2005 Proxy Statement, the Aetna 2004 Annual Report and the Aetna Annual Report, Financial Report 2004, over the Internet and who would like a printed copy of these documents may call 1-800-237-4273.

THANK YOU FOR VOTING.

☒	Please mark your votes as in this example.

The Board of Directors recommends a vote FOR Items 1, 2, 3 and 4

		FOR	WITHHELD			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
1.	Election of Directors (See reverse side)	☐	☐	2.	Approval of Independent Registered Public Accounting Firm	☐	☐	☐	4.	Approval of 2001 Annual Incentive Plan Performance Criteria	☐	☐	☐

For, except vote withheld from the following nominee(s):				3.	Approval of 2000 Stock Incentive Plan Performance Criteria	☐	☐	☐

									The Board of Directors recommends a vote AGAINST Items 5 and 6.

									5.	Shareholder Proposal on Cumulative Voting	☐	☐	☐

									6.	Shareholder Proposal on Stock Option Expensing	☐	☐	☐

									Mark this box if you plan to attend the Annual Meeting.				☐

									This instruction card is solicited on
									behalf of State Street Bank and Trust Company

SIGNATURE(S)	DATE

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation or other form of entity, please sign in the full name of the entity, by a duly authorized officer. The signer hereby revokes all voting instructions heretofore given to the Trustee by the signer to vote at the 2005 Annual Meeting of Aetna Inc. and any adjournment or postponement thereof.

PLEASE SIGN AND DATE HERE, DETACH AND RETURN IN ENCLOSED ENVELOPE OR VOTE BY TELEPHONE OR THE INTERNET.

NOW YOU CAN VOTE BY TELEPHONE OR INTERNET!
QUICK * EASY * IMMEDIATE * AVAILABLE 24 HOURS A DAY * 7 DAYS A WEEK

Your telephone or Internet vote authorizes the Trustee to vote your shares in the same manner as if you marked, signed, and returned your voting instruction card. To vote by phone or Internet, please follow these easy steps:

TO VOTE BY PHONE

Call toll free 1-877-PRX-VOTE (1-877-779-8683) on a touch tone telephone. If you reside outside the United States, Canada and Puerto Rico, please call 1-201-536-8073. Telephone voting will be available until 11:59 p.m., Eastern time, on April 22, 2005.

Have your instruction card in hand and follow the recorded instructions.

TO VOTE BY INTERNET

Log onto http://www.eproxyvote.com/aet which will be available until 11:59 p.m., Eastern time, on April 22, 2005.

Have your instruction card in hand and follow the instructions on the screen.

TO ATTEND THE ANNUAL MEETING

If you plan to attend the Annual Meeting, you should either mark the box provided on the above instruction card or signify your intention to attend when you access the telephone or Internet voting system. In lieu of issuing an admission ticket, your name will be placed on an attendee list and you will be asked to register and present photo identification before being admitted to the Annual Meeting.

THANK YOU FOR VOTING!